EXHIBIT 2



                      AGREEMENT TO MERGE THE BUSINESSES OF


                          HEINE SECURITIES CORPORATION,

                          ELMORE SECURITIES CORPORATION

                                       AND

                            FRANKLIN RESOURCES, INC.


                            DATED AS OF JUNE 25, 1996

                                TABLE OF CONTENTS


     RECITALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1


                                    ARTICLE I

     DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

          Section 1.1    Definitions . . . . . . . . . . . . . . . . .    2


                                   ARTICLE II

     PURCHASE AND SALE OF ASSETS AND ASSUMPTION OF LIABILITIES . . . .   15

          Section 2.1    Purchase and Sale of Assets . . . . . . . . .   15
          Section 2.2    Excluded Assets . . . . . . . . . . . . . . .   15
          Section 2.3    Assumption of Liabilities . . . . . . . . . .   15
          Section 2.4    Excluded Liabilities  . . . . . . . . . . . .   15
          Section 2.5    Purchase Price  . . . . . . . . . . . . . . .   15
          Section 2.6    Additional Consideration  . . . . . . . . . .   16


                                   ARTICLE III

     CLOSING AND POST-CLOSING  . . . . . . . . . . . . . . . . . . . .   18

          Section 3.1    Closing . . . . . . . . . . . . . . . . . . .   18
          Section 3.2    Instruments of Transfer; Payment of Purchase
                         Price . . . . . . . . . . . . . . . . . . . .   19


                                   ARTICLE IV

     REPRESENTATIONS AND WARRANTIES OF
     SELLER AND THE SHAREHOLDER  . . . . . . . . . . . . . . . . . . .   20

          Section 4.1    Organization and Related Matters  . . . . . .   21
          Section 4.2    Authority; No Violation . . . . . . . . . . .   21
          Section 4.3    Consents and Approvals  . . . . . . . . . . .   22
          Section 4.4    Regulatory Documents  . . . . . . . . . . . .   22
          Section 4.5    Property and Purchased Assets . . . . . . . .   23
          Section 4.6    Financial Statements  . . . . . . . . . . . .   23
          Section 4.7    Ineligible Persons  . . . . . . . . . . . . .   24
          Section 4.8    Assumed Contracts . . . . . . . . . . . . . .   24
          Section 4.9    Funds . . . . . . . . . . . . . . . . . . . .   25

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                                                                       Page

          Section 4.10   Investment Company Advisory Agreements. . . .   25
          Section 4.11   No Other Broker . . . . . . . . . . . . . . .   26
          Section 4.12   Legal Proceedings . . . . . . . . . . . . . .   26
          Section 4.13   Compliance with Applicable Law  . . . . . . .   26
          Section 4.14   Insurance . . . . . . . . . . . . . . . . . .   27
          Section 4.15   Labor and Employment Matters  . . . . . . . .   27
          Section 4.16   Employee Benefit Plans; ERISA . . . . . . . .   28
          Section 4.17   Technology and Intellectual Property  . . . .   29
          Section 4.18   Taxes . . . . . . . . . . . . . . . . . . . .   31
          Section 4.19   Restrictive Covenants . . . . . . . . . . . .   31
          Section 4.20   Environmental Matters . . . . . . . . . . . .   31
          Section 4.21   Clients . . . . . . . . . . . . . . . . . . .   32
          Section 4.22   Absence of Certain Payments . . . . . . . . .   32


                                    ARTICLE V

     REPRESENTATIONS AND WARRANTIES OF
     BUYER AND BUYER PARENT  . . . . . . . . . . . . . . . . . . . . .   32

          Section 5.1    Organization  . . . . . . . . . . . . . . . .   33
          Section 5.2    Authority; No Violation . . . . . . . . . . .   33
          Section 5.3    Consents and Approvals  . . . . . . . . . . .   34
          Section 5.4    Regulatory Documents  . . . . . . . . . . . .   34
          Section 5.5    Financial Statements  . . . . . . . . . . . .   35
          Section 5.6    Activities of Buyer . . . . . . . . . . . . .   35
          Section 5.7    Legal Proceedings . . . . . . . . . . . . . .   36
          Section 5.8    Ineligible Persons  . . . . . . . . . . . . .   36
          Section 5.9    No Other Broker . . . . . . . . . . . . . . .   36
          Section 5.10   Compliance with Applicable Law  . . . . . . .   36
          Section 5.11   Section 15 of the Investment Company Act  . .   37
          Section 5.12   Information in Proxy Materials of the Funds .   37
          Section 5.13   Financing . . . . . . . . . . . . . . . . . .   37
          Section 5.14   Taxes . . . . . . . . . . . . . . . . . . . .   38
          Section 5.15   Clients . . . . . . . . . . . . . . . . . . .   38


                                   ARTICLE VI

     COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38

          Section 6.1    Conduct of Business by Seller . . . . . . . .   38
          Section 6.2    Section 15 of the Investment Company Act:
                         Seller Covenants. . . . . . . . . . . . . . .   40
          Section 6.3    Non-Investment Company Advisory Contract
                         Consents  . . . . . . . . . . . . . . . . . .   40
          Section 6.4    Insurance . . . . . . . . . . . . . . . . . .   41

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                                                                       Page

          Section 6.5    Maintenance of Records  . . . . . . . . . . .   41
          Section 6.6    Section 15 of the Investment Company Act:
                         Buyer's and Buyer Parent's Covenants  . . . .   42
          Section 6.7    Employment of Certain Individuals; Assumption
                         of Seller Retirement Plan . . . . . . . . . .   42
          Section 6.8    Further Assurances  . . . . . . . . . . . . .   43
          Section 6.9    Efforts of Parties to Close . . . . . . . . .   43
          Section 6.10   Announcements . . . . . . . . . . . . . . . .   44
          Section 6.11   Access  . . . . . . . . . . . . . . . . . . .   44
          Section 6.12   Regulatory Matters; Third Party Consents  . .   45
          Section 6.13   Notification of Certain Matters . . . . . . .   46
          Section 6.14   Expenses  . . . . . . . . . . . . . . . . . .   47
          Section 6.15   No Solicitation . . . . . . . . . . . . . . .   47
          Section 6.16   Clearwater Securities . . . . . . . . . . . .   48
          Section 6.17   Assets Under Management . . . . . . . . . . .   48
          Section 6.18   Post-Closing Activities of Buyer  . . . . . .   48
          Section 6.19   Marketing Expenses  . . . . . . . . . . . . .   49


                                   ARTICLE VII

     CONDITIONS TO CLOSING . . . . . . . . . . . . . . . . . . . . . .   49

          Section 7.1    Conditions to Buyer's and Buyer Parent's
                         Obligations . . . . . . . . . . . . . . . . .   49
          Section 7.2    Conditions to Seller's and the Shareholder's
                         Obligations . . . . . . . . . . . . . . . . .   50
          Section 7.3    Mutual Conditions . . . . . . . . . . . . . .   51


                                  ARTICLE VIII

     INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . .   52

          Section 8.1    Survival of Representations, Warranties and
                         Covenants . . . . . . . . . . . . . . . . . .   52
          Section 8.2    Obligations of Seller and the Shareholder . .   52
          Section 8.3    Obligations of Buyer and Buyer Parent . . . .   53
          Section 8.4    Procedure . . . . . . . . . . . . . . . . . .   53
          Section 8.5    Survival of Indemnity . . . . . . . . . . . .   55
          Section 8.6    Minimum Losses  . . . . . . . . . . . . . . .   56
          Section 8.7    Maximum Indemnification . . . . . . . . . . .   56
          Section 8.8    Subrogation . . . . . . . . . . . . . . . . .   56
          Section 8.9    Adjustments to Indemnification Obligations. .   57
          Section 8.10   Exclusive Remedy  . . . . . . . . . . . . . .   57

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                                                                       Page

                                   ARTICLE IX

     TAX MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . .   57

          Section 9.1    Tax Cooperation . . . . . . . . . . . . . . .   57
          Section 9.2    Liability for Taxes . . . . . . . . . . . . .   58
          Section 9.3    Procedures Relating to Tax Claims . . . . . .   59
          Section 9.4    Filing Responsibility . . . . . . . . . . . .   59
          Section 9.5    Apportionment of Taxes  . . . . . . . . . . .   60
          Section 9.6    Refunds or Credits  . . . . . . . . . . . . .   60
          Section 9.7    Survival of Tax Claims  . . . . . . . . . . .   61
          Section 9.8    Tax Elections . . . . . . . . . . . . . . . .   61
          Section 9.9    Withholding . . . . . . . . . . . . . . . . .   61
          Section 9.10   Purchase Price Allocation . . . . . . . . . .   61
          Section 9.11   Transfer Taxes  . . . . . . . . . . . . . . .   61


                                    ARTICLE X

     TERMINATION/SURVIVAL  . . . . . . . . . . . . . . . . . . . . . .   62

          Section 10.1   Termination . . . . . . . . . . . . . . . . .   62
          Section 10.2   Survival After Termination  . . . . . . . . .   63


                                   ARTICLE XI

     MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . .   63

          Section 11.1   Amendments; Extension; Waiver . . . . . . . .   63
          Section 11.2   Entire Agreement  . . . . . . . . . . . . . .   63
          Section 11.3   Interpretation  . . . . . . . . . . . . . . .   63
          Section 11.4   Severability  . . . . . . . . . . . . . . . .   64
          Section 11.5   Notices . . . . . . . . . . . . . . . . . . .   64
          Section 11.6   Binding Effect; No Third Party Beneficiaries;
                         No Assignment . . . . . . . . . . . . . . . .   65
          Section 11.7   Counterparts  . . . . . . . . . . . . . . . .   66
          Section 11.8   Governing Law . . . . . . . . . . . . . . . .   66
          Section 11.9   Service; Jurisdiction . . . . . . . . . . . .   66
          Section 11.10  Specific Performance  . . . . . . . . . . . .   66
          Section 11.11  WAIVER OF JURY TRIAL AND PUNITIVE DAMAGES . .   66

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                                                                       Page


                                    EXHIBITS

     Exhibit A            Additional Consideration Examples
     Exhibit 2.5(a)(i)    Common Stock Agreement
     Exhibit 2.5(a)(ii)   Escrow Agreement
     Exhibit 3.2(b)(1)    Bill of Sale and Assignment
     Exhibit 3.2(b)(3)    Lease Assignment
     Exhibit 3.2(b)(6)    Tax Affidavit of Seller
     Exhibit 3.2(c)(3)    Assumption Agreement
     Exhibit 7.1(e)       Opinion of Seller's and
                          the Shareholder's Counsel
     Exhibit 7.2(e)       Opinion of Buyer's and
                          Buyer Parent's Counsel


                                    SCHEDULES

     Schedule 1.1(a)      Assumed Contracts
     Schedule 1.1(b)      Excluded Assets
     Schedule 1.1(c)      Exceptions to Furniture, Fixtures
                          and Equipment
     Schedule 1.1(d)      Other Assets
     Schedule 4.2(b)      Exceptions to No Violation (Seller)
     Schedule 4.3         Consents and Approvals
     Schedule 4.5(b)      Leased Property
     Schedule 4.9(a)      Funds
     Schedule 4.9(b)      Exceptions to Valid Issuance of Shares
                          and Funds' Compliance with Applicable Law
     Schedule 4.13(a)     Exceptions to Seller's Compliance with
                          Applicable Law
     Schedule 4.13(b)     Exceptions to Seller's Governmental
                          Authority Compliance
     Schedule 4.14        Insurance Policies and Bonds
     Schedule 4.15        Labor and Employment Matters
     Schedule 4.16(a)     Seller Plans and Amounts of Unfunded Liabilities
                          Thereunder
     Schedule 4.16(c)     Exceptions to Seller Plans' Compliance
                          with Applicable Law
     Schedule 4.16(d)     Seller Plans' Compliance with Tax Laws
     Schedule 4.16(e)     Multiemployer Plans
     Schedule 4.16(f)     Unpaid Contributions/Funding Deficiencies
     Schedule 4.16(g)     Unfunded Benefit Liabilities
     Schedule 4.16(h)     Payments/Benefits Resulting from this
                          Agreement
     Schedule 4.17(a)(1)  Owned Intellectual Property
     Schedule 4.17(a)(2)  Licensed Intellectual Property
     Schedule 4.18(a)     Exceptions to Tax Filings
     Schedule 4.19        Restrictive Covenants
     Schedule 4.20        Environmental Matters
     Schedule 4.21        Clients

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                      AGREEMENT TO MERGE THE BUSINESSES OF
                          HEINE SECURITIES CORPORATION,
                          ELMORE SECURITIES CORPORATION
                          AND FRANKLIN RESOURCES, INC.


               THIS AGREEMENT, dated as of June 25, 1996, by and among Michael F. Price (the "Shareholder"), Heine Securities Corporation, a Delaware corporation ("Seller"), Elmore Securities Corporation, a Delaware corporation ("Buyer"), and Franklin Resources, Inc., a Delaware corporation ("Buyer Parent").


                                    RECITALS

               WHEREAS, Seller is engaged in the business of rendering investment advice and providing related services and owns certain assets and rights used in connection with the conduct of Seller's business; and

               WHEREAS, Buyer Parent is engaged in the business of providing investment management and related services through its subsidiaries; and

               WHEREAS, it is the intent of the parties hereto that the businesses and operations of Buyer Parent and its subsidiaries and Seller be integrated into a worldwide business unit with common economic and organizational goals; and

               WHEREAS, Buyer Parent and its wholly-owned subsidiary, Buyer, desire that Buyer purchase certain of the assets and rights, and assume certain of the liabilities, of Seller, and Seller and the Shareholder desire that Seller sell such assets, rights and liabilities to Buyer, on the terms and conditions set forth in this Agreement; and

               WHEREAS, the Shareholder and Seller have entered into an Employment Agreement to be assumed by Buyer and become effective at the completion of such purchase and sale.

               NOW THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be bound hereby, the parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

               Section 1.1  Definitions.  For all purposes of this
                            -----------
     Agreement, the following terms shall have the respective meanings set forth in this Section 1.1 (such definitions to be equally applicable to both the singular and plural forms of the terms herein defined):

               "Additional Consideration" has the meaning set forth in
     Section 2.6(b).

               "Advisers Act" shall mean the Investment Advisers Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

               "Affiliate" shall mean any individual, partnership, corporation, entity or other person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

               "Aggregate Signing Advisory Fees" shall mean the sum of the Signing Advisory Fees for each Fee Unit.

               "Agreement" shall mean this Agreement among the Shareholder, Seller, Buyer and Buyer Parent as such may hereafter be amended.

               "Anniversary Advisory Fees" shall mean, with respect to each Anniversary Fee Unit, the amount of advisory fees (expressed in U.S. dollars), on an annualized basis, of Buyer, attributable to the rendition of investment advisory services to such Anniversary Fee Unit which are earned during the sixty day period ending (x) in the case of Anniversary Fee Units for which net asset values are ordinarily calculated on a daily basis, on the fifth Business Day prior to the applicable anniversary of the Closing Date and (y) in the case of Anniversary Fee Units for which net asset values are not ordinarily calculated on a daily basis, on the last day of the month preceding the applicable anniversary of the Closing Date, in each case the amount of such advisory fees to be determined in accordance with Seller's customary procedures and methods in making such calculations.

               "Anniversary Aggregate Advisory Fees" shall mean the sum of the Anniversary Advisory Fees for each Anniversary Fee Unit.

               "Anniversary Applicable Ratio" shall mean the product of (x) Anniversary Aggregate Advisory Fees divided by the Aggregate Signing Advisory Fees and (y) 100, and if such product is not a whole number, shall be rounded at the fourth decimal point.

               "Anniversary Fee Unit" shall mean each fund, portfolio, private client account or other assets with respect to which Buyer renders investment advisory services, as shall be set forth in a certificate to be delivered by Buyer to Seller on or before the applicable anniversary of the Closing Date, which Buyer treats (in accordance with Seller's customary practices) as a discrete unit for purposes of calculating its investment advisory fees.

               "Applicable Law" shall mean any domestic or foreign federal, state or local statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree, policy, guideline or other requirement applicable to the Shareholder, Seller, Buyer, Buyer Parent or any of their respective Affiliates, properties, assets, officers, directors, employees or agents, as the case may be.

               "Applicable Ratio" shall mean the product of (x) Closing Assets Under Management divided by Base Assets Under Management and
     (y) 100.

               "Article VIII Losses" has the meaning set forth in Section
     8.10.

               "Assumed Contracts" shall mean the Contracts and Leases set forth on Schedule 1.1(a) hereto as of the date hereof, together with all Contracts entered into subsequent to the date hereof and prior to the Closing Date in accordance with the terms and conditions of this Agreement, excluding, however, any Contract as to which any consent required to transfer the same to Buyer at the Closing has not been obtained at or prior to the Closing.

               "Assumed Liabilities" shall mean all liabilities, obligations and duties arising after the Closing from the ownership, possession or use of any of the Purchased Assets after the Closing by Buyer (except for any liability, obligation or duty arising out of the breach or nonperformance by Seller of any Assumed Contracts or any other event or circumstance occurring on or prior to the Closing) and the following liabilities and obligations of the Seller:

                    (1) accrued but unpaid purchase price of and expenses relating to the Purchased Assets;

                    (2) except for the Excluded Liabilities, liabilities arising in the ordinary course of Business other than those under all Seller Plans (except as set forth in clause (3) below) or resulting from violations of law or breach of contract; and

                    (3) the Seller Profit Sharing/Retirement Plan and liabilities incurred thereunder from and after the Closing Date but not before the Closing Date.

               "Base Assets Under Management" shall mean the total assets under management (expressed in U.S. dollars) of Seller as of 5:00 p.m. (New York City time) on the date of this Agreement, as shall be set forth in a certificate to be delivered by Seller to Buyer and Buyer Parent not later than one week after the date of this Agreement, determined in accordance with Seller's customary procedures and methods in determining assets under management.

               "Business" shall mean the business of Seller in rendering investment advice for compensation and providing related services.

               "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banks in the State of New Jersey or California are generally closed for regular banking business.

               "Buyer" has the meaning set forth on the first page hereof and includes any direct or indirect successor or assign.

               "Buyer Material Adverse Effect" shall mean any matter or matters affecting Buyer, Buyer Parent or any of their Affiliates that has or have a material adverse effect on the business, assets, financial condition or results of operations of Buyer, Buyer Parent and their Affiliates taken as a whole or on the ability of Buyer or Buyer Parent to complete the Closing.

               "Buyer Parent" has the meaning set forth on the first page hereof and includes any direct or indirect successor or assign.

               "Closing" shall mean the completion of the transactions contemplated by Section 3.1 of this Agreement.

               "Closing Assets Under Management" shall mean the total amount of assets under management (expressed in U.S. dollars) of Seller as of 5:00 P.M. (New York City time) on the date which is one week before the Closing Date, as shall be set forth in a certificate to be delivered by Seller to Buyer and Buyer Parent at least two days before the Closing Date, determined in accordance with Seller's customary procedures and methods in determining assets under management.

               "Closing Date" shall mean the date of the Closing.

               "Code" shall mean the Internal Revenue Code of 1986, as amended.

               "Common Stock Agreement" has the meaning set forth in
     Section 2.5(a)(i).

               "Confidentiality Agreement" shall mean that certain letter agreement dated as of November 15, 1995 relating to confidential information provided by Seller to Buyer Parent and its Affiliates.

               "Contract" shall mean any written investment advisory agreement entered into by Seller and any other contract, agreement, indenture, note, bond, loan, instrument, lease, commitment or other arrangement or agreement entered into by, or binding upon, Seller.

               "Corporate Records" shall mean all of the following assets of Seller:

                    (1)  articles of incorporation, by-laws and
          qualifications to do business;

                    (2)  minute books;

                    (3)  stock records;

                    (4)  tax records;

                    (5)  financial statement accounting records; and

                    (6) records pertaining to Excluded Assets or Excluded Liabilities.

               "Employment Agreement" shall mean that certain Employment Agreement referred to in the introduction to this Agreement, as the same may be amended from time to time.

               "Encumbrance" shall mean any lien, pledge, security interest, claim, charge, easement, limitation, commitment, encroachment, restriction or encumbrance of any kind or nature whatsoever.

               "Environmental Law" means any foreign, federal, state or
     local law, statute, regulation, code, ordinance, rule of common law or other requirement in any way relating to the protection of human health and safety or the environment as now or hereafter in effect including, without limitation, the Comprehensive Environmental
     Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.),
                                                                      -- ----
     the Hazardous Materials Transportation Act (49 U.S.C. App. Section 1801 et
                                                                             --
     seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901
     ----
     et seq.), the Clean Water Act (33 U.S.C. Section 1251 et seq.), the Clean
     -- ----                                               -- ----
     Air Act (42 U.S.C. Section 7401 et seq.) the Toxic Substances Control Act
                                     -- ----
     (15 U.S.C. Section 2601 et seq.), the Federal Insecticide, Fungicide, and
                             -- ----
     Rodenticide Act (7 U.S.C. Section 136 et seq.), and the Occupational
                                           -- ----
     Safety and Health Act (29 U.S.C. Section 651 et seq.), as such laws have
                                                  -- ----
     been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous foreign, state or local laws.

               "Environmental Permit" has the meaning set forth in Section 4.20(a).

               "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules, regulations and class exemptions of the Department of Labor thereunder.

               "Escrow Agent" has the meaning set forth in Section
     2.5(a)(ii).

               "Escrow Agreement" has the meaning set forth in Section
     2.5(a)(ii).

               "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

               "Excluded Assets" shall mean all of the following assets of
     Seller:

                    (1) the assets identified on Schedule 1.1(b) hereto including the antiques in the office as scheduled;

                    (2) all cash and cash equivalents and accounts receivable of Seller, whether or not appearing in Seller's general ledger;

                    (3) all refunds or prepayments of any Taxes paid by Seller and imposed during or for any taxable year or period ending prior to, on or after the Closing Date;

                    (4)  all refunds of prepaid insurance premiums;

                    (5)  Corporate Records;

                    (6) all equity interest in Clearwater Securities Inc. and any indebtedness of Clearwater Securities Inc. or any of its officers, directors or stockholders to Seller; and

                    (7)  all rights, claims, records, documents,
          instruments and other assets relating to the assets listed in clauses (1)-(6) above.

               "Excluded Liabilities" shall mean all of the liabilities, obligations and duties of Seller as of immediately prior to the Closing of any kind whatsoever, whether or not accrued or fixed, absolute or contingent, or determined or determinable, other than the Assumed Liabilities. Without limiting the generality of the foregoing, the Excluded Liabilities shall include all liabilities, obligations and duties:

                    (1)  relating to the Excluded Assets;

                    (2) for all Taxes attributable to Seller or the Purchased Assets for any tax period or portion thereof on or prior to the Closing Date;

                    (3) arising out of or relating to any transactions involving Clearwater Securities, Inc., including, without limitation, any accrued payables of Clearwater Securities, Inc.;

                    (4) for accrued salary, bonus and other incentive compensation;

                    (5) for accrued payables of Seller, whether or not appearing in Seller's general ledger;

                    (6) arising before, on or after the Closing Date under each Seller Plan, except those arising from and after the Closing Date with respect to the period from and after the Closing Date under the Seller Profit Sharing/Retirement Plan; and

                    (7) to make any additional payments to employees under existing employment agreements if Section 280G of the Code applies.

               "Fee Unit" shall mean each Fund, portfolio, private client account or other assets with respect to which Seller renders investment advisory services, as shall be set forth in a certificate to be delivered by Seller to Buyer and Buyer Parent on or before the Closing Date, (x) which Seller treats (in accordance with Seller's customary practices) as a discrete unit for purposes of calculating its investment advisory fees and (y) for which there is obtained either (A) a consent to the assignment of the applicable existing investment advisory or other similar agreement to Buyer or Buyer Parent or (B) an agreement to enter into a new investment advisory or other similar agreement with Buyer or Buyer Parent; provided, however,
                                                         --------  -------
      that unless an existing investment advisory or other similar agreement is otherwise cancelled, or Seller has received notice of such cancellation on or prior to the Closing Date, there shall be deemed for purposes of this definition to have been consent to an assignment of any such agreement which does not require consent (by law or under the applicable terms of such agreement) for its continuation following the consummation of the transactions contemplated hereby.

               "Fund" shall mean a registered investment company or series thereof for which Seller provides advisory or subadvisory services pursuant to an Investment Company Act Advisory Agreement.

               "Furniture, Fixtures and Equipment" shall mean all furniture, fixtures and equipment that are located at the Operating Site and used in the ordinary course of Business by Seller, except for the items set forth on Schedule 1.1(b) or 1.1(c).

               "GAAP" shall mean generally accepted accounting principles as used in the United States of America as in effect at the time any applicable financial statements were prepared or any act requiring the application of GAAP was performed.

               "Governmental Authority" shall mean any government (domestic or foreign), any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, the SEC or any other government authority, agency, department, board, commission or instrumentality of the United States, any State of the United States or any political subdivision thereof, and any court, tribunal or arbitrator(s) of competent jurisdiction, and any governmental or non-governmental self-regulatory organization, agency or authority (including the New York Stock Exchange and the National Association of Securities Dealers, Inc.).

               "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

               "Indemnifiable Claim" shall mean any Loss for which a party is entitled to indemnification under this Agreement.

               "Indemnified Party" shall mean the party entitled to the benefits of indemnification hereunder.

               "Indemnifying Party" shall mean the party obligated to provide indemnification hereunder.

               "Independent Accounting Firm" shall mean a reputable accounting firm other than Graber & Co. and any accounting firm that has performed services for Seller, the Shareholder, Buyer or Buyer Parent during the past five years and for which annual fees from such Person have exceeded $100,000.

               "Intellectual Property" has the meaning set forth in Section 4.17(a).

               "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

               "Investment Company Advisory Agreement" shall mean an investment advisory agreement entered into by Seller for the purpose of providing investment advisory or subadvisory services to a registered investment company or series thereof.

               "IRS" shall mean the Internal Revenue Service.

               "Key Employees" shall mean the five senior employees of Seller (other than the Shareholder) who have entered into employment agreements with Seller.

               "Lease" shall mean any of the real estate leases or subleases, or a sublease of Seller's interest thereunder, with respect to the Operating Site.

               "Leased Properties" shall mean all leasehold interests in real property leased by Seller in which the Operating Site is located.

               "Leasehold Improvements" shall mean all improvements to the Leased Properties installed or constructed by or on behalf of Seller and used in connection with the operation or maintenance of the Operating Site.

               "Loss" shall mean the amount of any and all claims, losses, liabilities, costs, penalties, fines and expenses (including reasonable expenses for attorneys, accountants, consultants and experts), damages, obligations to third parties, expenditures, proceedings, judgments, awards or demands that are imposed upon or otherwise incurred, suffered or sustained by the relevant party reduced by the amount, if any, of any tax benefit recognized by such relevant party as a result of such claim, loss of other liability.

               "Non-Investment Company Advisory Agreement" shall mean any investment advisory agreement entered into by Seller for the purpose of providing investment advisory services to a client other than a registered investment company or series thereof.

               "Non-Third Party Claim" has the meaning set forth in Section 8.4(d).

               "Operating Site" shall mean 51 John F. Kennedy Parkway, Short Hills, New Jersey 07078 and shall not include work space in the Shareholder's residences.

               "Other Assets" shall mean the assets of Seller not otherwise included in any defined term used herein and used by it in the ordinary course of business and maintained in the general ledger accounts attached as Schedule 1.1(d) hereto, except for the Excluded Assets.

               "Permits" has the meaning set forth in Section 4.13(a).

               "Permitted Encumbrances" shall mean all Encumbrances which are:

               (1)  security for any Assumed Liability;

               (2) for Taxes or assessments attributable to any period or portion thereof after the Closing Date that are not, at the time of Closing, due and payable;

               (3) Encumbrances or pledges to secure payments of workmen's compensation and other payments, unemployment and other insurance, old-age pensions or other social security obligations, or the performance of bids, tenders, leases, contracts, public or statutory obligations, surety, stay or appeal bonds, or other similar obligations arising in the ordinary course of business;

               (4) workmen's, repairmen's, warehousemen's, vendors' or carriers' Encumbrances or other similar Encumbrances arising in the ordinary course of business and securing sums which are not past due, or deposits or pledges to obtain the release of any such Encumbrances;

               (5) statutory landlords' Encumbrances under leases to which Seller is a party;

               (6) any Encumbrance constituting a renewal, extension or replacement of an Encumbrance constituting a Permitted
          Encumbrance;

               (7) zoning restrictions, easements, rights of way, licenses and restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such property in the normal operation of Business of Seller or the value of such property for the purpose of such business;

               (8) statutory or common law Encumbrances (such as rights of set-off) on deposit accounts of Seller;

               (9) Encumbrances set forth, described in or established by any agreement pursuant to which Seller has leased, licensed or obtained any other right to use any property of another Person; and

               (10) matters which do not materially impair the use, operation, value or marketability of the Purchased Asset to which it relates.

               "Person" shall mean any individual, corporation, company, partnership (limited or general), limited liability company, joint venture, association, trust or other entity.

               "Pre-Closing Period" has the meaning set forth in Section
     9.2(a).

               "Purchase Price" has the meaning set forth in Section 2.5.

               "Purchased Assets" shall mean all of the assets of Seller (including without limitation the Furniture, Fixtures and Equipment, the Leasehold Improvements, the Leases, the Assumed Contracts, the Records (other than the Corporate Records), the Intellectual Property (including all of Seller's right, title and interest in and to the name Heine Securities Corporation and any derivative thereof), and the Other Assets), other than the Excluded Assets, and shall, at Buyer's option, include all of the assets of Orion Fund Management Limited, which are necessary for the management of Orion Fund Limited.

               "Real Property" shall mean all real property, appurtenances thereto, fixtures and improvements, rights in connection therewith, or any interest therein, including, without limitation, leasehold estates, which pursuant to this Agreement are Purchased Assets.

               "Records" shall mean all records and original documents in Seller's permanent possession as of the Closing Date (a) which pertain to or are utilized by Seller to administer, reflect, monitor, evidence or record information respecting the business or conduct of Seller and all such records and original documents, (b) respecting the Purchased Assets (including without limitation the Assumed Contracts) and the Assumed Liabilities, including all such records maintained on electronic or magnetic media, or in the electronic data base system of Seller or (c) necessary or appropriate to comply with any Applicable Law, including records kept or filed in accordance with any Securities Laws.

               "Regulatory Documents" shall mean, with respect to a Person, all reports and registration statements filed, or required to be filed since June 30, 1991 by such Person pursuant to the Securities Laws.

               "SEC" shall mean the Securities and Exchange Commission.

               "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

               "Securities" shall mean any security as defined in the Securities Act.

               "Securities Laws" shall mean the Securities Act; the Exchange Act; the Investment Company Act; the Advisers Act; and state "blue sky" laws.

               "Seller" has the meaning set forth on the first page hereof.

               "Seller Balance Sheet" has the meaning set forth in Section
     4.6.

               "Seller Financial Statements" has the meaning set forth in
     Section 4.6.

               "Seller Material Adverse Effect" shall mean any matter or matters affecting Seller or any of its Affiliates that has or have a material adverse effect on the business, assets, financial condition or results of operations of Seller and its Affiliates taken as a whole or on the ability of Seller to complete the Closing.

               "Seller Plan" has the meaning set forth in Section 4.16.

               "Shareholder" has the meaning set forth on the first page hereof.

               "Signing Advisory Fees" shall mean, with respect to each Fee Unit other than Fee Units attributable to approximately $45 million in assets identified on Schedule 4.21, the amount of advisory fees (expressed in U.S. dollars), on an annualized basis, of Seller, as shall be set forth in a certificate to be delivered by Seller to Buyer and Buyer Parent on or before the Closing Date, attributable to the rendition of investment advisory services to such Fee Unit which are earned during the sixty day period ending (x) in the case of Fee Units for which net asset values are ordinarily calculated on a daily basis, on the fifth Business Day prior to the date of this Agreement and (y) in the case of Fee Units for which net asset values are not ordinarily calculated on a daily basis, on the last day of the month preceding the month in which the date of this Agreement occurs, in each case the amount of such advisory fees to be determined in accordance with Seller's customary procedures and methods in making such calculations.

               "Straddle Period" shall have the meaning set forth in
     Section 9.5.

               "Subsidiary" of a Person shall mean an Affiliate of such Person fifty percent (50%) or more of the voting stock (or of any other form of general partnership or other voting or controlling equity interest in the case of a Person that is not a corporation) of which is beneficially owned by the Person directly or indirectly through one or more other Persons.

               "Tax Claim" has the meaning set forth in Section 9.3(a).

               "Tax Return" shall mean any return, report, information statement, schedule or other document (including any related or supporting information) with respect to Taxes, including any document required to be retained or provided to any governmental authority pursuant to 31 U.S.C. Sections 5311-5328 and regulations promulgated thereunder, relating to Seller or any consolidated group of which any such entity was a member at the applicable time, and any amended Tax Returns.

               "Taxes" shall mean all federal, provincial, territorial, state, municipal, local, foreign or other taxes, imposts, rates, levies, assessments and other charges including, without limitation, all income, excise, franchise, gains, capital, real property, goods and services, transfer, value added, gross receipts, windfall profits, severance, ad valorem, personal property, production, sales, use, license, stamp, documentary stamp, mortgage recording, excise, employment, payroll, social security, unemployment, disability, estimated or withholding taxes, and all customs and import duties.

               "Third Party Claim" has the meaning set forth in Sections
     8.4(a).

               "Wire Transfer" shall mean a payment in immediately available funds by wire transfer in lawful money of the United States of America to such account or accounts as shall have been designated by notice to the paying party.

                                   ARTICLE II

            PURCHASE AND SALE OF ASSETS AND ASSUMPTION OF LIABILITIES

               Section 2.1  Purchase and Sale of Assets.  Effective as of
                            ---------------------------
     the Closing, Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase, acquire and accept from Seller all of Seller's right, title and interest in and to the Purchased Assets free and clear of all Encumbrances (other than Permitted Encumbrances).

               Section 2.2  Excluded Assets.  It is understood and agreed
                            ---------------
     that neither Buyer, nor any of its Affiliates, shall acquire from Seller, and Seller shall retain ownership of, all right, title and interest in and to each of the Excluded Assets.

               Section 2.3  Assumption of Liabilities.  Effective as of the
                            -------------------------
     Closing, Buyer shall assume, and shall become liable for, the Assumed Liabilities.

               Section 2.4  Excluded Liabilities.  Except as expressly
                            --------------------
     provided in Section 2.3 hereof, neither Buyer, Buyer Parent nor any of their Affiliates is assuming, and none of them shall be deemed to have assumed or have any liability with regard to, the Excluded Liabilities and any liabilities, obligations or duties of Seller or its Affiliates of any kind or nature whatsoever (whether accrued or fixed, absolute or contingent, known or unknown), and Seller or its Affiliates shall remain and be solely and exclusively liable with regard to the Excluded Liabilities and such liabilities, obligations and duties.

               Section 2.5  Purchase Price.  (a) In consideration of the
                            --------------
     sale and transfer to Buyer in accordance with this Agreement of the items in Section 2.1, and in addition to the assumption by Buyer of the Assumed Liabilities, Buyer shall deliver or pay, as the case may be, to or on behalf of Seller the following, in the manner provided (the "Purchase Price"):

                      (i) 1,100,000 shares of Buyer Parent's Common Stock, subject to the terms and conditions of a separate agreement to be entered into on the Closing Date among Buyer, Buyer Parent, Seller and the Shareholder in the form attached hereto as Exhibit 2.5(a)(i) (the "Common Stock Agreement");

                     (ii)  one hundred and fifty million dollars
               ($150,000,000) or, as provided in the Escrow Agreement (as defined below), one or more share certificates representing shares in one or more series of Mutual Series Fund Inc., shall be payable to Seller and, at Seller's direction, shall be delivered by Buyer to a party mutually agreeable to the parties hereto (the "Escrow Agent") under an escrow agreement to be entered into on the Closing Date among Buyer, Seller and the Escrow Agent, in the form attached hereto as Exhibit 2.5(a)(ii) (the "Escrow Agreement"), to be held in accordance with the terms of such Escrow Agreement; and

                    (iii) four hundred million dollars ($400,000,000) shall be paid in U.S. dollars at the Closing by wire transfer of immediately available funds to one or more accounts, such accounts to be specified in writing by Seller to Buyer and Buyer Parent not less than three (3) business days prior to the Closing Date.

               (b) On the date hereof, Buyer Parent shall deliver the 1,100,000 shares of Buyer Parent's Common Stock (representing a portion of the Purchase Price) to Weil, Gotshal & Manges LLP, as escrow agent, to be held in accordance with an escrow agreement entered into on the date hereof among Buyer, Buyer Parent and Weil, Gotshal & Manges LLP. Seller acknowledges that it has no right to receive payment of any dividends or other distributions with respect to such shares of Buyer Parent's Common Stock for which a record date occurs during the period of time when such shares are held in escrow.

               Section 2.6  Additional Consideration.  (a)  In addition to
                            ------------------------
     the Purchase Price, Buyer shall pay to Seller an amount, if any, as follows:

                      (i) if the Anniversary Applicable Ratio represents a cumulative increase of 17.5% or more per year, compounded annually, on any of the third, fourth or fifth anniversary of the Closing Date, then Buyer shall pay to Seller (or its designee):

                    On the Third Anniversary      $50,000,000
                    On the Fourth Anniversary     $75,000,000
                    On the Fifth Anniversary      $75,000,000

                     (ii) if the Anniversary Applicable Ratio represents a cumulative increase of 12.5% per year, compounded annually, on any of the third, fourth or fifth anniversary of the Closing Date, then Buyer shall pay to Seller (or its designee):

                    On the Third Anniversary      $25,000,000
                    On the Fourth Anniversary     $37,500,000
                    On the Fifth Anniversary      $37,500,000

                    (iii) if the Anniversary Applicable Ratio represents a cumulative increase of more than 12.5%, but less than 17.5% per year, compounded annually, on any of the third, fourth or fifth anniversary of the Closing Date, then Buyer shall pay to Seller (or its designee) an amount pro rated between the amounts Seller would have received under clauses (i) and
               (ii) above.

                    (iv) if, on the third or fourth anniversary of the Closing Date, the respective Anniversary Applicable Ratio does not represent a cumulative increase of 17.5% or more per year, compounded annually, and Seller achieves an increase of at least 12.5%, compounded annually, with respect to which no Additional Consideration has been paid on the fourth or fifth anniversary of the Closing Date, then Buyer or Buyer Parent shall pay to Seller (or its designee) with respect to such anniversary such additional amount of consideration that Seller would have been paid with respect to such earlier anniversaries had Seller achieved such increases on such anniversaries. Examples of these computations are described in Exhibit A attached hereto.

               (b)  The additional consideration payable pursuant to
     Section 2.6(a) (the "Additional Consideration") shall be calculated by Buyer or Buyer Parent, and the amount of the Additional Consideration shall be certified to Seller not later than the fifteenth (15th) business day after the applicable anniversary of the Closing Date. If Seller disputes such calculation then, within five (5) days after receipt of the certificate, Seller shall notify Buyer and Buyer Parent, and all of the parties hereto shall use their best efforts to resolve such dispute. If such dispute is not resolved within ten (10) days after Seller has notified Buyer and Buyer Parent of the dispute, then such dispute shall be referred to an Independent Accounting Firm selected by Seller and Buyer. Each of Seller and Buyer shall bear one-half of the fees and expenses of the Independent Accounting Firm.


               (c) The Additional Consideration shall be paid by Buyer or Buyer Parent to Seller (or its designee) in U.S. dollars by wire transfer of immediately available funds to one or more accounts, such accounts to be specified in writing by Seller (or its designee) to Buyer and Buyer Parent not less than three (3) business days prior to the payment of such Additional Consideration. Ninety (90%) of the estimated Additional Consideration, if any, shall be paid within one (1) business day after the applicable anniversary of the Closing Date, and the balance, if any, shall be paid within five (5) business days after the applicable anniversary of the Closing Date. Any payments to be made to Seller (or its designee) pursuant to this
     Section 2.6 shall be made together with interest at the base rate (as announced publicly by Citibank, N.A., from time to time, as its base rate) from the date of the applicable anniversary to the date immediately preceding the date of payment. If the amount of the estimated Additional Consideration exceeds the finally calculated Additional Consideration, then Buyer shall notify Seller (or its designee) of such excess payment, and Seller (or its designee) shall repay such excess amount to Buyer within two (2) business days after such notice, together with interest thereon at the base rate from the date Seller (or its designee) received such excess amount to the date immediately preceding the date of repayment. If the amount of the finally calculated Additional Consideration exceeds the amount of the estimated Additional Consideration paid to Seller (or its designee), then Buyer or Buyer Parent shall pay such excess amount within five
     (5) business days after the Additional Consideration has been finally calculated.

               (d) The amount of the Additional Consideration that may be payable to Seller with respect to the fifth anniversary of the Closing Date shall be reduced by one-half of the aggregate amount paid to the Key Employees pursuant to the Performance Award Pool under Section 3.2(d) of the employment agreements between Seller and the Key Employees (which reduction shall not exceed $7,500,000).


                                   ARTICLE III

                            CLOSING AND POST-CLOSING

               Section 3.1  Closing.  Subject to the terms and conditions
                            -------
     of this Agreement, the closing of the purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities (the "Closing") shall be at 10:00 A.M. (New York City time) at the offices of Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York 10022, or at such other location designated by Buyer and Seller, on (i) September 30, 1996, or (ii) if later, the earliest practicable date on which the conditions set forth in Article VII (other than those conditions designating instruments, opinions, certificates or other documents to be delivered at the Closing) have been satisfied or waived (the "Closing Date").

               Section 3.2  Instruments of Transfer; Payment of Purchase
                            --------------------------------------------
     Price.  (a)   Not less than two nor more than four Business Days prior
     -----
     to the Closing Date, Seller and/or the Shareholder shall deliver to Buyer Wire Transfer instructions.

                    (b) At the Closing, Seller shall deliver, and the Shareholder shall cause Seller to deliver, to Buyer the following:

                         (1) an executed Bill of Sale and Assignment in recordable form substantially in the form of Exhibit 3.2(b)(1);

                         (2) certificates or other evidence acceptable to Buyer representing all Securities which are part of the Purchased Assets accompanied by any other documents necessary to transfer the same to Buyer;

                         (3)  Lease Assignment substantially in the form of
          Exhibit 3.2(b)(3) with respect to all of the Leased Properties, executed by Seller;

                         (4)  any instruments of transfer in the form
          required by law in each jurisdiction in which any tangible personal property included in the Purchased Assets is located or, if applicable, customarily used in commercial transactions involving such property in such jurisdiction, together with such other instruments of transfer necessary or appropriate to transfer to and vest in Buyer all of the right, title and interest of Seller in and to any Purchased Assets not otherwise transferred by the instruments previously referred to in this
          Section 3.2(b)(1)-(4);

                         (5) all of the Records relating to the business of Seller relating to the Purchased Assets and Assumed
          Liabilities;

                         (6) all documentation required to exempt Seller from the withholding requirement of Section 1445 of the Code, consisting of an affidavit from Seller to Buyer stating under penalty of perjury that Seller is not a foreign person and providing Seller's U.S. taxpayer identification number, substantially in the form of Exhibit 3.2(b)(6);

                         (7)  an executed Common Stock Agreement;

                         (8)  an executed Escrow Agreement; and

                         (9)  the documents required to be delivered
          pursuant to Section 7.1.

                    (c) At the Closing, Buyer shall deliver, and Buyer Parent shall cause Buyer to deliver, to Seller or the Shareholder the following:

                         (1) a duly executed legended stock certificate representing 1,100,000 shares of Buyer Parent's Common Stock from Weil, Gotshal & Manges LLP, as escrow agent, in accordance with the escrow agreement referred to in Section 2.5(b);

                         (2) the cash portion of the Purchase Price by Wire Transfer;

                         (3)  an executed Assumption Agreement
          substantially in the form of Exhibit 3.2(c)(3);

                         (4)  an executed Common Stock Agreement;

                         (5)  an executed Escrow Agreement;

                         (6) Lease Assignment and Assumption Agreements substantially in the form of Exhibit 3.2(b)(3) with respect to all of the Leased Properties, executed and acknowledged by Buyer and/or Buyer Parent in recordable form; and

                         (7)  the documents required to be delivered
          pursuant to Section 7.2.
                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF
                           SELLER AND THE SHAREHOLDER

               Seller and the Shareholder jointly and severally represent and warrant to Buyer and Buyer Parent as of the date of this Agreement as follows:

               Section 4.1  Organization and Related Matters.  Seller is a
                            --------------------------------
     Delaware corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Seller has the corporate power and authority to carry on its business as it is now being conducted and to own, lease and operate all of its properties and assets, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a Seller Material Adverse Effect. The copies of the Articles of Incorporation and By-laws and any amendments thereto of Seller heretofore delivered to Buyer are complete and correct copies of such instruments as in effect as of the date of this Agreement.

               Section 4.2  Authority; No Violation.  (a)  Seller has full
                            -----------------------
     corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by all requisite corporate action on the part of Seller, and no other corporate proceedings on the part of Seller (including without limitation any approval of the Shareholder) is necessary to approve this Agreement and to consummate the transactions contemplated hereby. The Shareholder has all requisite legal capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Seller and the Shareholder and (assuming the due authorization, execution and delivery of this Agreement by Buyer and Buyer Parent) constitutes a valid and binding obligation of Seller and the Shareholder, enforceable against Seller and the Shareholder in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights and remedies generally.

                    (b) Neither the execution and delivery of this Agreement by Seller and the Shareholder, nor the consummation by Seller or the Shareholder, as the case may be, of the transactions contemplated hereby to be performed by them, nor compliance by Seller or the Shareholder with any of the terms or provisions hereof, will
     (i) violate any provision of the Articles of Incorporation or By-laws of Seller or (ii) except as set forth in Schedule 4.2(b), and assuming that the consents and approvals referred to in Sections 6.2 and 6.3 hereof are duly obtained and the waiting period under the HSR Act has expired or early termination has been granted thereunder, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Seller, or any of its properties, contracts or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any material Encumbrance upon, any of the Purchased Assets, or any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Seller is a party, or by which Seller, or any of its properties or assets, or any of the Purchased Assets, may be bound or affected.

               Section 4.3  Consents and Approvals.  Except for (x)
                            ----------------------
     consents, approvals and notices as are set forth in Sections 6.2 and
     6.3 and Schedule 4.3, (y) the applicable filings under the HSR Act and
     (z) such other filings, authorizations, consents or approvals the failure to make or obtain are not reasonably expected to have a Seller Material Adverse Effect, no consents or approvals of or filings or registrations with any Governmental Authority or third party are necessary in connection with (i) the execution and delivery by Seller and the Shareholder of this Agreement and (ii) the consummation by Seller and the Shareholder of the transactions contemplated hereby.

               Section 4.4  Regulatory Documents.  (a)  Since June 30,
                            --------------------
     1991, Seller has timely filed all reports, registration statements and other documents, together with any amendments required to be made with respect thereto, that were required to be filed with any Governmental Authority, including the SEC, and has paid all fees and assessments due and payable in connection therewith.

                    (b) As of their respective dates, the Regulatory Documents of Seller complied in all material respects with the requirements of the Securities Laws, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Regulatory Documents, and none of Seller's Regulatory Documents, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Seller has previously delivered or made available to Buyer Parent a complete copy of each Regulatory Document filed with the SEC after June 30, 1991 and prior to the date hereof (including a Form ADV as in effect on the date hereof) and will deliver to Buyer promptly after the filing thereof a complete copy of each Regulatory Document filed with the SEC after the date hereof and prior to the Closing Date.

               Section 4.5  Property and Purchased Assets.
                            -----------------------------
                    (a) Seller has all right, power and authority to sell, convey, assign, transfer and deliver to Buyer, good and marketable title to or leasehold interest in, each of the Purchased Assets, free and clear of all Encumbrances except for Permitted Encumbrances.

                    (b) Seller does not own any Real Property. Schedule 4.5(b) contains a correct and complete schedule of each Leased Property. Seller has heretofore made available to Buyer Parent a true, correct and complete copy of each Lease, together with all amendments, modifications, alterations, and other changes thereto. Except as set forth on Schedule 4.5(b), each Lease is in full force and effect, and is valid, binding and enforceable in accordance with its terms. To Seller's and the Shareholder's knowledge, there is not under any such Lease any existing breach, default, event of default or event which, with or without notice or lapse of time or both, would constitute a breach, default or an event of default by Seller, or by any other party to such Lease.

                    (c) The Leasehold Improvements, Furniture, Fixtures and Equipment and other tangible personal property and Intellectual Property included in the Purchased Assets are sufficient for the conduct of Seller's business as currently being conducted, in good working condition and free from material defects, subject to ordinary wear and tear.

               Section 4.6  Financial Statements.  Seller has previously
                            --------------------
     delivered to Buyer Parent copies of (a) the audited balance sheets of Seller as of December 31st for the fiscal years 1994 and 1995, and the related audited statements of income, changes in shareholder's equity and cash flows for the fiscal years 1994 and 1995, inclusive, in each case accompanied by the audit report of Graber & Co., independent public accountants with respect to Seller and (b) the unaudited interim balance sheets and related statement of income, changes in shareholder's equity and cash flows of Seller at or for the period ended March 31, 1996 (collectively, the statements referred to above being referred to as the "Seller Financial Statements" and the balance sheet as of December 31, 1995 being referred to as the "Seller Balance Sheet"). The balance sheets referred to in the previous sentence (including the related notes, where applicable) present fairly in all material respects, the financial position of Seller as of the dates thereof, and the other financial statements referred to in this
     Section 4.6 present fairly (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount) the results of its operations and its cash flows for the respective fiscal periods therein set forth; each of such statements (including the related notes, where applicable) comply in all material respects with applicable accounting requirements with respect thereto; and each of such statements (including the related notes, where applicable) has been prepared in accordance with GAAP consistently applied during the periods involved. Except for those liabilities that are fully reflected or reserved against on the Seller Balance Sheet and liabilities incurred in the ordinary course of business consistent with past practice since the date of the Seller Balance Sheet, Seller has no liabilities which are required by GAAP to be shown on any balance sheet. Since December 31, 1995, there has been no material adverse change in the Business, nor the occurrence of any event which has a Seller Material Adverse Effect.

               Section 4.7  Ineligible Persons.  Neither Seller, nor any
                            ------------------
     "affiliated person" (as defined in the Investment Company Act) thereof, is ineligible pursuant to Section 9(a) or 9(b) of the Investment Company Act to serve as an investment adviser (or in any other capacity contemplated by the Investment Company Act) to a registered investment company. Neither Seller nor any "associated person" (as defined in the Advisers Act) thereof, is ineligible pursuant to Section 203 of the Advisers Act to serve as an investment adviser or as an associated person to a registered investment adviser. Neither Seller nor any "associated person" (as defined in the Exchange
     Act) thereof, is ineligible pursuant to Section 15(b) of the Exchange Act to serve as a broker-dealer or as an associated person to a registered broker-dealer.

               Section 4.8  Assumed Contracts.  Schedule 1.1(a) lists all
                            -----------------
     of the Contracts in existence as of the date hereof that the Buyer intends to acquire or assume, the annual revenue or cost of which to Buyer exceeds $50,000, complete copies of which, including all amendments and supplements thereto, have previously been made available to Buyer Parent. Seller has made available to Buyer Parent complete copies of all sales, marketing and account solicitation agreements and arrangements of Seller used at any time since June 30, 1991. Seller has duly performed all its material obligations under each such Contract to the extent that such obligations have accrued; no breach, default or event which constitutes or would (with or without the passage of time, notice or both) constitute a breach or default thereunder, has occurred, or, assuming receipt of the appropriate consents, will occur as a result of this Agreement or the performance by Seller of any of its covenants or obligations hereunder; and each such Contract is valid and binding on Seller and, assuming due authorization, execution, delivery by the parties thereto other than Seller, is in full force and effect and is enforceable against Seller in accordance with its terms. To Seller's knowledge, no event has occurred which would (with or without the passage of time, notice or both) constitute a breach or default of any material obligations of any other party to such Contract.

               Section 4.9  Funds.  (a)  Schedule 4.9(a) sets forth a true,
                            -----
     complete and correct list, as of the date hereof, of each Fund for which Seller acts as investment adviser or subadviser. Each Fund that is an entity is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite corporate, trust or partnership power and authority to own its properties and to carry on its business as it is now conducted, and is qualified to do business in each jurisdiction where it is required to do so under Applicable Law, except where the failure to have such power, authority or qualification is not reasonably expected to have a Seller Material Adverse Effect. Each Fund is, and at all times as required under the Securities Laws since prior to its initial public offering of Securities has been, duly registered with the SEC as an investment company under the Investment Company Act.

                    (b) Except as set forth in Schedule 4.9(b), (i) the shares of each Fund have been duly and validly issued and are fully paid and nonassessable and the shares of each Fund are qualified for public offering and sale in each jurisdiction where offers are made to the extent required under Applicable Law; and (ii) to the extent within the control of Seller, each Fund has been operated since its organization and is currently operating in compliance in all material respects with Applicable Law, except for such instances of non-compliance which, individually or in the aggregate, are not reasonably expected to have a Seller Material Adverse Effect.

               Section 4.10  Investment Company Advisory Agreements.  Each
                             --------------------------------------
      Investment Company Advisory Agreement subject to Section 15 of the Investment Company Act has been duly approved at all times in compliance in all material respects with Section 15 of the Investment Company Act and all other Applicable Laws. Each such

     Investment Company Advisory Agreement has been performed by Seller in accordance with the Investment Company Act and all other Applicable Laws, except for such failures of performance which, individually or in the aggregate, are not reasonably expected to have a Seller Material Adverse Effect.

               Section 4.11  No Other Broker.  Other than Goldman, Sachs &
                             ---------------
     Co., the fees and expenses of which will be paid by Seller, no broker, finder or similar intermediary has acted for or on behalf of, or is entitled to any broker's, finder's or similar fee or other commission from Seller or the Shareholder or any of their Affiliates in connection with this Agreement or the transactions contemplated hereby.

               Section 4.12  Legal Proceedings.  There are no legal,
                             -----------------
     administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature that are pending or, to Seller's knowledge, have been threatened against Seller or the Shareholder or any of their properties or assets or that challenge the validity or propriety of the transactions contemplated by this Agreement which, individually or in the aggregate, are reasonably expected to have a Seller Material Adverse Effect, and there is no injunction, order, judgment, decree, or regulatory restriction imposed upon Seller or the Shareholder or any of their respective properties or assets which, individually or in the aggregate, is reasonably expected to have a Seller Material Adverse Effect.

               Section 4.13  Compliance with Applicable Law.
                             ------------------------------
                    (a) Except as disclosed in Schedule 4.13(a), Seller holds, and has at all times held, all licenses, franchises, permits and authorizations (collectively, "Permits") necessary for the lawful ownership and use of its properties and assets and the conduct of its businesses under and pursuant to every, and has complied in all material respects with each, and is not in default in any material respect under any, Applicable Law relating to Seller or any of its assets, properties or operations, and Seller does not know of any outstanding violations by it of any of the above and has not received notice asserting any such violation by it. All Permits are valid and in good standing and are not subject to any suspension, modification or revocation or proceedings related thereto.

                    (b) Except as disclosed on Schedule 4.13(b), since June 30, 1991 and except for normal examinations conducted by any Governmental Authority in the regular course of the business of Seller, no Governmental Authority has initiated any administrative proceeding or, to the knowledge of Seller, investigation into the business or operations of Seller. There is no unresolved violation or exception by any Governmental Authority with respect to any report or statement by any Governmental Authority relating to any examination of Seller.

                    (c) Seller has at all times maintained records which accurately reflect transactions in reasonable detail, and accounting controls, policies and procedures sufficient to ensure that such transactions are recorded in a manner which permits the preparation of financial statements in accordance with GAAP and applicable regulatory accounting requirements.

                    (d) All proxy statements to be prepared for use by the Funds in connection with the transactions contemplated by this Agreement (other than any information provided or to be provided by Buyer or Buyer Parent in writing relating to Buyer and its Affiliates expressly for use in the proxy statements) will be accurate and complete and will not contain, at the times such proxy materials are furnished to the shareholders, or at the time of the meetings thereof, any untrue statement of a material fact, or omit to state any material fact required to make the statements therein, in light of the circumstances under which they were made, not misleading.

               Section 4.14  Insurance.  All of Seller's insurance policies
                             ---------
     and bonds are listed in Schedule 4.14. To Seller's knowledge, each such insurance policy or bond is in full force and effect, and Seller has not received written notice or any other indication from any insurer or agent of any intent to cancel any such insurance policy or bond.

               Section 4.15  Labor and Employment Matters.  Except as set
                             ----------------------------
     forth in Schedule 4.15 and other than the Employment Agreement and the employment agreements between Seller and the Key Employees, (a) no collective bargaining arrangement or agreement or similar arrangement or agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association, exists which is binding on Seller, (b) Seller is, and has at and all other times been, in material compliance with the Worker Adjustment and Retraining Notification Act and all other applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work, and occupational safety and health,
     (c) there are no material controversies pending or, to Seller's knowledge, threatened, between Seller and any of its employees, (d) there are no unfair labor practice complaints pending against Seller before the National Labor Relations Board,

     (e) there are no strikes, slowdowns, work stoppages, lockouts, or to Seller's knowledge threats thereof, by or with respect to any employees of Seller and (f) there are no employment contracts currently in effect or which will become effective upon the consummation of the transactions contemplated hereby.

               Section 4.16  Employee Benefit Plans; ERISA.
                             -----------------------------
                    (a) Schedule 4.16(a) contains a true and complete list or description of all employee benefit plans (within the meaning of Section 3(3) of ERISA) and each bonus, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance, termination pay, welfare, retiree medical or retiree life insurance, plan, program, agreement or arrangement, and any other employee benefit plan, program, agreement or arrangement, labor arrangement or agreement, trust, plan, fund or other arrangement in effect as of the date hereof for the benefit or welfare of any director, officer, employee or former employee of Seller (each, a "Seller Plan").

                    (b) Seller has provided to Buyer prior to the Closing complete copies of all Seller Plans together with a copy of (i) a written description of any oral Seller Plans, (ii) the current summary plan description or summary of material modifications, if applicable,
     (iii) the most recently prepared actuarial report, financial statement and Form 5500 prepared for each Seller Plan (if applicable), and (iv) a copy of the most recent determination letter received for each qualified plan or, if no such letter exists, a copy of the most recently submitted determination letter application.

                    (c) Except as set forth on Schedule 4.16(c), each Seller Plan is in material compliance with all applicable laws including ERISA and the Code. Except as set forth on Schedule 4.16(c), no condition exists that is reasonably expected to subject Seller to a material civil penalty under Section 502(i) of ERISA, material liability under Section 4069 of ERISA or 4795 or 4980B of the Code, the loss of a federal tax deduction under Sections 280G or 404 of the Code, to any penalties or tax liability arising from the loss of qualification under Section 401(a) of the Code or other material liability with respect to Seller Plans as a fiduciary or otherwise that is not reflected on the Seller Balance Sheet.

                    (d) Except as set forth on Schedule 4.16(d), each Seller Plan that is intended to qualify under Section 401 of the

     Code, and each trust maintained in respect thereof that is intended to qualify under Section 501 of the Code, so qualify and a favorable determination letter has been received from the IRS for changes required by the Tax Reform Act 1986, or an application therefore has been timely made in respect of each such Seller Plan and related trust, and the IRS has taken no action to revoke or refuse to issue any such letter. Except as set forth on Schedule 4.16(d), each Seller Plan that is required to file Forms 5500 with the IRS has timely done so in respect of each of the last three completed plan years.

                    (e) Except as set forth on Schedule 4.16(e), none of the Seller Plans is a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA or is or has been subject to Sections 4063 or 4064 of ERISA.

                    (f) Except as set forth on Schedule 4.16(f), all contributions required to have been made in respect of all the Seller Plans (without regard to any waivers granted under Section 412 of the Code) to any funds or trusts established in connection therewith have been made by the due date thereof and all contributions for any period ending on or before the Closing Date which are not yet due will have been paid prior to the Closing Date. No accumulated funding deficiencies exist in any of the Seller Plans subject to Section 412 of the Code.

                    (g) Except as set forth on Schedule 4.16(g), there is no "amount of unfunded benefit liabilities" as defined in Section 4001(a)(18) of ERISA in any of the respective Seller Plans which are "employee pension plans", as defined in Section 3(2) of ERISA subject to Title IV of ERISA, utilizing the actuarial assumptions prescribed used by the Pension Benefit Guaranty Corporation for such calculations.

                    (h) Except as set forth on Schedule 4.16(h), no Seller Plan or other agreement or arrangement will provide a benefit or payment, or an increased benefit or payment, to any person as a result of the transactions contemplated by this Agreement.

               Section 4.17  Technology and Intellectual Property.
                             ------------------------------------
                    (a) Schedules 4.17(a)(1) and 4.17(a)(2) attached hereto list all material (i) domestic and foreign registered trademarks and service marks, registered copyrights and patents, (ii) applications for registration of any of the foregoing, and (iii) unregistered trademarks, service marks, trade names, logos and assumed names owned by Seller and used in or necessary to conduct the business of Seller. The items on Schedule 4.17(a)(1) and 4.17(a)(2), together with all other material trademarks, service marks, trade names, logos, assumed names, patents, copyrights, trade secrets, computer software, formulae, designs and inventions currently used in or necessary to conduct the business of Seller constitute the "Intellectual Property."

                    (b) Seller owns all right, title and interest in and to the Intellectual Property listed in Schedule 4.17(a)(1). Seller has rights by license, lease or other agreement in and to, all other Intellectual Property, including as listed on Schedule 4.17(a)(2), as necessary to conduct its business as presently conducted.

                    (c) Buyer shall receive, pursuant to this Agreement as of the Closing Date, complete and exclusive right, title and interest in and to the Intellectual Property set forth in Schedule 4.17(a)(1). Buyer shall receive, pursuant to this Agreement as of the Closing Date, all of Seller's rights to and interest in all other Intellectual Property, including as listed in Schedule 4.17(a)(2). Seller has the right to transfer, grant, convey, and assign all such Intellectual Property and by doing so, Seller will not breach any license, lease or other agreement it has with any third party.

                    (d)  The Intellectual Property, as set forth in
     Schedule 4.17(a)(1), does not infringe any patent, copyright or trade secret of any third party, and such Intellectual Property has not been forfeited to the public domain.

                    (e) All personnel, including employees, agents, consultants, and contractors, who have contributed to or participated in the conception and development of the Intellectual Property set forth in Schedule 4.17(a)(1) either (i) have been party to a work-for-hire relationship with Seller that has accorded Seller exclusive original ownership of the Intellectual Property, or (ii) have executed appropriate instruments of assignment in favor of Seller as assignee that have conveyed Seller exclusive ownership of the Intellectual Property.

                    (f) No claims have been asserted by any person or entity against Seller that the use of the Intellectual Property infringes upon the Intellectual Property rights of such person or entity, and Seller is not aware of any valid basis for such claim.

               Section 4.18  Taxes.  (a)  Except as set forth in Schedule
                             -----
     4.18(a), Seller has (i) prepared and filed (or there has been filed on its behalf) with the appropriate Governmental Authorities all material Tax Returns due on or prior to the date hereof, and such returns are true, complete and correct in all material respects, for all periods ending through the date hereof, and (ii) duly paid in full or made provision in accordance with GAAP (or there has been paid or provision has been made on its behalf) for the payment of all material Taxes shown to be due on such Tax Returns.

                    (b) There are no liens or other Encumbrances upon the assets of Seller for or arising from Taxes except for statutory liens for Taxes not yet due.

                    (c) Seller is not a "foreign person" within the meaning of Section 1445 of the Code.

               Section 4.19  Restrictive Covenants.  Except as set forth in
                             ---------------------
     Schedule 4.19, neither Seller nor the Shareholder is a party to any contract containing non-competition provisions that would limit Buyer or Buyer Parent's ability after the Closing to engage in business in any area or to compete against any person or entity.

               Section 4.20  Environmental Matters.  Except as set forth in
                             ---------------------
     Schedule 4.20:

               (a) the operations of Seller have been and are in compli-ance with all applicable Environmental Laws and all permits, licenses or other authorizations issued pursuant to Environmental Laws ("Environmental Permits"), and Seller has obtained all Environmental Permits necessary to operate the Business, except where such noncompliance or failure to have such Environmental Permits would not have a Seller Material Adverse Effect;

               (b) there are no judicial or administrative proceedings pending or, to the knowledge of Seller, threatened against Seller alleging the violation of any Environmental Laws;

               (c) there are no investigations pending or, to the knowledge of Seller, threatened against Seller which could lead to the imposition of any liability pursuant to any Environmental Laws;

               (d) Seller has not received any notice claiming any violation of any Environmental Laws or any Environmental Permit; and

               (e) the operations of Seller do not involve an industrial establishment, as that term is defined in the Industrial Site Recovery Act ("ISRA"), N.J.Stat. Ann. Section 13:1K-7, as the business of Seller does not have a primary Standard Industrial Classification of either 22 through 39, 46 through 49, 51 or 76.

               Section 4.21  Clients.  Neither the Shareholder nor Seller
                             -------
     has received any notice that any client or clients that individually or in the aggregate are material to the Business of Seller are terminating or are planning to terminate their relationship with Seller or will reduce materially its or their use of the services of Seller. For the purposes of this Section 4.21, each of the Funds will be deemed to be material to the Business of Seller. Except as set forth on Schedule 4.21, to the knowledge of the Shareholder and Seller, as of the date hereof, no client or clients that individually or in the aggregate are material to the Business of Seller plans to terminate its or their relationship with Seller or plans to reduce materially its or their use of the services of Seller.

               Section 4.22  Absence of Certain Payments.  To the knowledge
                             ---------------------------
     of the Shareholder and Seller, none of Seller or any person acting on behalf of Seller has made any payment to, or conferred any benefit, directly or indirectly, on suppliers, clients, employees or agents of suppliers or clients, or officials or employees of any Governmental Authority or any political parties or candidates for office, that was unlawful in the place where, and at the time when, such payment or benefit was given or received, or, in the case of payments to or benefits conferred upon representatives of a Governmental Authority referred to above, would have been unlawful under the laws of the United States if such laws were applicable to such payment or benefit and to such officials or employees.


                                    ARTICLE V

                        REPRESENTATIONS AND WARRANTIES OF
                             BUYER AND BUYER PARENT

               Buyer and Buyer Parent jointly and severally represent and warrant to Seller and the Shareholder as follows:

               Section 5.1  Organization.   Each of Buyer and Buyer Parent
                            ------------
     is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Buyer and Buyer Parent has the corporate power and authority to carry on its business as it is now being conducted and to own, lease and operate all of its properties and assets, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such qualification or licensing necessary except where the failure to be so qualified or licensed would not have a Buyer Material Adverse Effect. The copies of the organizational documents and any amendments thereto of Buyer and Buyer Parent heretofore delivered to Seller are complete and correct copies of such instruments as in effect as of the date of this Agreement.

               Section 5.2  Authority; No Violation.   (a)   Buyer and
                            -----------------------
     Buyer Parent have full corporate power and authority to execute and deliver this Agreement and take all actions necessary or appropriate to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by all requisite action on the part of Buyer and Buyer Parent, and no other proceedings on the part of Buyer or Buyer Parent are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer and Buyer Parent and (assuming the due authorization, execution and delivery of this Agreement by Seller and the Shareholder) constitute a valid and binding obligation of Buyer and Buyer Parent, enforceable against Buyer and Buyer Parent in accordance with their terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights and remedies generally.

                    (b) Neither the execution and delivery of this Agreement by Buyer and Buyer Parent, nor the consummation by Buyer or Buyer Parent, as the case may be, of the transactions contemplated hereby to be performed by them, nor compliance by Buyer or Buyer Parent with any of the terms or provisions herein, will (i) violate any provision of the organizational documents of Buyer or Buyer Parent or (ii) assuming that the consents and approvals required of Seller in Sections 6.2 and 6.3 hereof are duly obtained and the waiting period under the HSR Act has expired or early termination has been granted thereunder, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Buyer or Buyer Parent or any of their properties, contracts or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any material Encumbrance upon any note, bond, mortgage, indenture, deed of trust, license, lease agreement or other instrument or obligation to which Buyer or Buyer Parent are a party, or by which Buyer or Buyer Parent, or any of their properties or assets, may be bound or affected.

               Section 5.3  Consents and Approvals.  Except for (x)
                            ----------------------
     consents, approvals and notices as are set forth in Sections 6.2 and 6.3, (y) the applicable filings under the HSR Act and (z) such other filings, authorizations, consents or approvals the failure to make or obtain are not reasonably expected to have a Buyer Material Adverse Effect, no consents or approvals of or filings or registrations with any Governmental Authority or any third party are necessary in connection with (i) the execution and delivery by Buyer and Buyer Parent of this Agreement and (ii) the consummation by Buyer and Buyer Parent of the transactions as contemplated hereby.

               Section 5.4  Regulatory Documents.  (a)  Since June 30,
                            --------------------
     1991, Buyer Parent, and Buyer, since its formation, have timely filed all reports, registration statements and other documents, together with any amendments required to be made with respect thereto, that they were required to file with any Governmental Authority, including the SEC, and have paid all fees and assessments due and payable in connection therewith, except where the failure to so file or pay would not have a Buyer Material Adverse Effect.

                    (b) As of their respective dates, the Regulatory Documents of Buyer and Buyer Parent complied in all material respects with the requirements of the Securities Laws, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Regulatory Documents, and none of Buyer's or Buyer Parent's Regulatory Documents, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Buyer and Buyer Parent have previously delivered or made available to Seller a complete copy of each Regulatory Docu-ment filed with the SEC after June 30, 1991 and prior to the date hereof (including Forms ADV as in effect on the date hereof) and will deliver to Seller promptly after the filing thereof a complete copy of each Regulatory Document filed with the SEC after the date hereof and prior to the Closing Date.

               Section 5.5  Financial Statements.  Buyer Parent has
                            --------------------
     previously delivered to Seller copies of (a) the audited consolidated balance sheets of Buyer Parent as of September 30th for the fiscal years 1994 and 1995, and the related audited statements of income, stockholders' equity and cash flows for the fiscal years 1994 and 1995, inclusive, in each case accompanied by the audit report of Coopers & Lybrand L.L.P., independent public accountants with respect to Buyer Parent and (b) the unaudited financial statements contained in the Form 10-Q of Buyer Parent for the period ended March 31, 1996 (collectively, the statements referred to above being referred to as the "Buyer Parent Financial Statements" and the balance sheet as of September 30, 1995 being referred to as the "Buyer Parent Balance Sheet"). The balance sheets referred to in the previous sentence (including the related notes, where applicable) fairly present the consolidated financial position of Buyer Parent as of the dates thereof, and the other financial statements referred to in this
     Section 5.5 fairly present (except, in the case of the unaudited statements, as permitted by Form 10-Q) the consolidated results of the operations, cash flows and changes in stockholder's equity of Buyer Parent, for the respective fiscal periods therein set forth; each of such statements (including the related notes, where applicable) comply in all material respects with applicable accounting requirements with respect thereto; and each of such statements (including the related notes, where applicable) has been prepared in accordance with GAAP consistently applied during the periods involved. Except for those liabilities that are fully reflected or reserved against on the Buyer Parent Balance Sheet and liabilities incurred in the ordinary course of business consistent with past practice since the date of the Buyer Parent Balance Sheet, Buyer and Buyer Parent have no liabilities which are required by GAAP to be shown on any balance sheet.

               Section 5.6  Activities of Buyer.  Buyer was organized on
                            -------------------
     June 21, 1996 exclusively for the purpose of purchasing and operating Seller's assets. Since such date, the Buyer has conducted no business or operations. Buyer has no material liabilities that would limit its ability to consummate the transactions contemplated hereby.

               Section 5.7  Legal Proceedings.  There are no legal,
                            -----------------
     administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature that are pending or, to Buyer's or Buyer Parent's knowledge, have been threatened against Buyer or Buyer Parent or either of their respective properties or assets or that challenge the validity or propriety of the transactions contemplated by this Agreement which, individually or in the aggregate, are reasonably expected to have a Buyer Material Adverse Effect, and there is no injunction, order, judgment, decree, or regulatory restriction imposed upon Buyer or Buyer Parent or either of their respective properties or assets which, individually or in the aggregate, is reasonably expected to have a Buyer Material Adverse Effect.

               Section 5.8  Ineligible Persons.  Neither Buyer or Buyer
                            ------------------
     Parent nor any "affiliated person" (as defined in the Investment Company Act) of any thereof, is ineligible pursuant to Section 9(a) or 9(b) of the Investment Company Act to serve as an investment adviser (or in any other capacity contemplated by the Investment Company Act) to a registered investment company. Neither Buyer or Buyer Parent nor any "associated person" (as defined in the Advisers Act) of any thereof, is ineligible pursuant to Section 203 of the Advisers Act to serve as an investment adviser or as an associated person to a registered investment adviser. Neither Buyer nor any "associated person" (as defined in the Exchange Act) thereof, is ineligible pursuant to Section 15(b) of the Exchange Act to serve as a broker-dealer or as an associated person to a registered broker-dealer.

               Section 5.9  No Other Broker.  No broker, finder or similar
                            ---------------
     intermediary has acted for or on behalf of, or is entitled to any broker's, finder's or similar fee or other commission from Buyer or Buyer Parent or any of their Affiliates in connection with this Agreement or the transactions contemplated hereby.

               Section 5.10  Compliance with Applicable Law.
                             ------------------------------
                    (a) Except where it would not have a Buyer Material Adverse Effect, Buyer and Buyer Parent hold, and have at all times held, all Permits necessary for the lawful ownership and use of their properties and assets and the conduct of their businesses under and pursuant to every, and have complied in all material respects with each, and are not in default in any material respect under any, Applicable Law relating to Buyer and Buyer Parent or any of their assets, properties or operations, and Buyer and Buyer Parent do not know of any outstanding violations by either of them of any of the above and have not received notice asserting any such violation. All such Permits are valid and in good standing and are not subject to any suspension, modification or revocation or proceedings related thereto.

                    (b) Except for normal examinations conducted by any Governmental Authority in the regular course of the business of Buyer Parent or Buyer and except where it would not have a Buyer Material Adverse Effect, no Governmental Authority has initiated any administrative proceeding or, to the best knowledge of Buyer Parent or Buyer, investigation into the business or operations of Buyer Parent or Buyer. There is no unresolved violation or exception by any Governmental Authority with respect to any report or statement by any such Governmental Authority relating to any examination of Buyer Parent or Buyer which would have a Buyer Material Adverse Effect.

                    (c) Buyer Parent and Buyer have at all times maintained records which accurately reflect transactions in reasonable detail, and accounting controls, policies and procedures sufficient to ensure that such transactions are recorded in a manner which permits the preparation of financial statements in accordance with GAAP and applicable regulatory accounting requirements.

               Section 5.11  Section 15 of the Investment Company Act.
                             ----------------------------------------
     Neither Buyer nor any of its Affiliates has any express or implied understanding or arrangement which would impose an unfair burden on any of the Funds or would in any way violate Section 15(f) of the Investment Company Act as a result of the transactions contemplated hereby.

               Section 5.12  Information in Proxy Materials of the Funds.
                             -------------------------------------------
     The information or data relating to Buyer and its Affiliates in the proxy materials to be furnished to shareholders of the Funds for the purpose of approving new Investment Company Advisory Agreements with Buyer to take effect immediately after the assignment at the Closing of the then existing Investment Company Advisory Agreements will not contain, at the times such proxy are furnished to the shareholders or at the times of the meetings thereof, any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

               Section 5.13  Financing.  Buyer and/or Buyer Parent has
                             ---------
     access to all funds necessary to pay the Purchase Price and consummate the transactions contemplated in this Agreement.

               Section 5.14  Taxes.  Buyer and Buyer Parent have (i)
                             -----
     prepared and filed (or there has been filed on their behalf) with the appropriate Governmental Authorities all material Tax Returns due on or prior to the date hereof for all periods ending through the date hereof, and such returns are true, complete and correct in all material respects and (ii) duly paid in full or made provision in accordance with GAAP (or there has been paid or provision has been made on their behalf) for the payment of all material Taxes shown to be due on such Tax Returns.

               Section 5.15  Clients.  Neither Buyer nor Buyer Parent has
                             -------
     received any notice that any registered investment company for which Buyer Parent or a subsidiary provides advisory or subadvisory services pursuant to an investment advisory agreement are terminating or are planning to terminate its relationship with Buyer Parent or such subsidiary or will reduce its use of the services of Buyer Parent or such subsidiary in any manner that would have a Buyer Material Adverse Effect. To the knowledge of Buyer and Buyer Parent, as of the date hereof, no client or clients plan to terminate the relationship with Buyer Parent or a subsidiary or plans to reduce its use of the services of Buyer Parent or such subsidiary in any manner that would have a Buyer Material Adverse Effect.


                                   ARTICLE VI

                                    COVENANTS

               Section 6.1  Conduct of Business by Seller.  During the
                            -----------------------------
     period from the date of this Agreement and continuing through the Closing, except as expressly contemplated or permitted by this Agreement or with the prior written consent of Buyer or Buyer Parent, Seller shall (a) carry on its business in the ordinary course consistent with prudent business practice; (b) use its best efforts to preserve its present business organization and relationships; (c) use its best efforts to keep available the present services of its employees; and (d) use its best efforts to preserve its rights, franchises, goodwill and relations with its customers and others with whom it conducts business. Without limiting the generality of the foregoing, except as expressly permitted by this Agreement or consented to in writing by Buyer or Buyer Parent, Seller shall not:

                         (i) create, renew, amend, terminate or cancel, or take any other action that may result in the creation, renewal, amendment, termination or cancellation of, any Lease, lease relating to Furniture, Fixtures and

          Equipment or Contract except in the ordinary course of business;

                        (ii) take any action impairing its rights in any Contract or Purchased Asset other than in the ordinary course of business;

                       (iii) purchase or lease any assets from, or sell or lease any assets to, any Affiliate of Seller;

                        (iv) adopt, amend, renew or terminate any Seller Plan or any other employee program, agreement, arrangement or policy between Seller and one or more of its employees, other than in the ordinary course of business;

                         (v) commit any act or omission which constitutes a breach or default under any contract or license to which it is a party or by which it or any of its properties is bound the effect of which could reasonably be expected to cause a Seller Material Adverse Effect;

                        (vi)  commit any act or omission which would
          violate any applicable law, statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Seller or any of its properties, contracts or assets the effect of which could reasonably be expected to have a Seller Material Adverse Effect;

                       (vii) waive any right or modify or amend any commitment, or incur any material debt or obligation, in each case other than in the ordinary course of Business;

                      (viii) guarantee any material debt or obligation of others;

                        (ix) except in the ordinary course of Business, increase salary or compensation of any of the employees of Seller in any material respect, except for the Shareholder and for any one-time extraordinary payments made by Seller and previously disclosed to Buyer Parent;

                         (x) voluntarily divest itself of the management of any mutual fund or other assets currently under management;

                        (xi)  enter into any new line of business; or

                       (xii) acquire or agree to acquire in any manner, including by way of merger, consolidation, purchase of an equity interest or assets, any business or any corporation, partnership, association or other business organization or division thereof.

               Section 6.2  Section 15 of the Investment Company Act:
                            ------------------------------------------
     Seller Covenants.  (a)  Seller will use its best efforts to obtain, as
     ----------------
     promptly as practicable, the approval of the Board of Directors and shareholders of each Fund, pursuant to the provisions of Section 15 of the Investment Company Act applicable thereto, of new Investment Company Advisory and Business Management Agreements which provide for substantially identical services, at comparable costs, to the Funds to those in effect immediately prior to the Closing.

                    (b) Seller shall use its best efforts to assure, prior to the Closing Date, the satisfaction of the conditions set forth in
     Section 15(f) of the Investment Company Act with respect to each Fund.

               Section 6.3  Non-Investment Company Advisory Contract
                            ----------------------------------------
     Consents.  As soon as reasonably practicable after the date hereof,
     --------
     Seller shall inform its investment advisory clients that are parties to Non-Investment Company Advisory Agreements of the transactions contemplated by this Agreement. Seller shall, in compliance with the Advisers Act, request written consent of each such client to the assignment to Buyer of its Non-Investment Company Advisory Agreement and use its best efforts to obtain such consent, or in the case of agreements which prohibit assignment or state by their terms that they terminate upon assignment, use its best efforts to enter into new agreements with Buyer effective upon Closing. Buyer and Buyer Parent agree that, except in the case of Non-Investment Company Advisory Agreements which prohibit assignment or state by their terms that they terminate upon assignment or do not, by their terms, require written consent of the client, Seller may obtain consent by requesting written consent as aforesaid and informing such client of: (a) Seller's intention to assign such Non-Investment Company Advisory Agreement to Buyer; (b) Buyer's intention to continue the advisory services, pursuant to the existing Non-Investment Company Advisory Agreement with such client after the Closing if such client does not terminate such agreement prior to the Closing; and (c) that the consent of such client will be implied if such client continues to accept such advisory services for at least 30 days after receipt of such notice without termination.

               Section 6.4  Insurance.  (a)  Seller will maintain in effect
                            ---------
     until the Closing Date all casualty and public liability policies maintained by Seller on the date hereof relating to the Operating Sites, the other Purchased Assets and the Assumed Liabilities, or will procure comparable replacement policies and maintain such replacement policies in effect until the Closing Date. Effective at or after the Closing, Seller shall be entitled to cancel and terminate all insurance coverage maintained by Seller relating to the Purchased Assets or the Assumed Liabilities, including any and all bonds or other indemnity obligations. All premium refunds relating to insurance covering the Purchased Assets or the Assumed Liabilities for all periods prior to the Closing Date shall be the property of Seller, whether such refunds are paid on, before or after the Closing Date.

                    (b) All claims or rights to receive any insurance proceeds under insurance coverage relating to the Purchased Assets or the Assumed Liabilities as Seller or its Affiliates may have, whether such coverage is or was maintained on an "occurrence" basis or a "claims-made" basis, shall remain as the property of Seller and be Excluded Assets for purposes of this Agreement. From and after the Closing Date, Buyer and Buyer Parent shall use reasonable efforts to cooperate in connection with the adjustment and administration of claims under all such insurance coverage.

               Section 6.5  Maintenance of Records.  (a)  Through the
                            ----------------------
     Closing Date, Seller will maintain the Records in the same manner and with the same care that the Records have been maintained prior to the execution of this Agreement. From and after the Closing Date, each party to this Agreement shall permit the other parties reasonable access to any applicable Records in its possession reasonably necessary in connection with any claim, action, litigation or other proceeding involving the party requesting access to such Records or in connection with any legal obligation owed by such party to any Governmental Authority or any present or former client of Seller.

                    (b) For a period of not less than six years after the Closing Date (or such longer period as may be required (i) by any United States federal, state, foreign or local law, regulation, rule or Governmental Authority, (ii) by any ongoing threatened or pending litigation or (iii) in connection with any administrative proceeding), neither Buyer nor Seller or any of its Affiliates shall dispose of or destroy any Records and thereafter none of the above Persons shall dispose of or destroy any such Records without first offering to turn over possession thereof by written notice to Buyer or Seller, as the case may be, at least 30 days prior to the proposed date of such disposition or destruction. If the recipient of such notice exercises its right to take possession of such Records, then the Person receiving such Records shall reimburse the Person providing such Records for all reasonable expenses in connection therewith.

               Section 6.6  Section 15 of the Investment Company Act:
                            ------------------------------------------
     Buyer's and Buyer Parent's Covenants.  Buyer and Buyer Parent agree to
     ------------------------------------
     use their best efforts to comply with and enable the following to be true regarding Section 15(f) of the Investment Company Act with respect to the Funds: (a) for a period of not less than three years after the Closing Date, no more than 25% of the members of the Board of Directors of any Fund shall be "interested persons" (as defined in the Investment Company Act) of Buyer or Buyer Parent (or such other entity which acts as adviser or subadviser to the Funds), or of the predecessor investment adviser of the Funds; and (b) for a period of not less than two years after the Closing Date, neither Buyer or Buyer Parent nor any Affiliate of Buyer (or any entity which will act as adviser to the Funds) has or shall have any express or implied understanding, arrangement or intention to impose an unfair burden on any of the Funds as a result of the transactions contemplated herein. Buyer Parent shall have delivered to Seller a letter regarding the offer of exchange privileges to certain shareholders of the Mutual Series Fund Inc.

               Section 6.7  Employment of Certain Individuals; Assumption
                            ---------------------------------------------
     of Seller Retirement Plan.  (a) Except for the Shareholder and the Key
     -------------------------
     Employees, Buyer shall offer employment on an "at will" basis to all individuals who are employees "at will" of Seller at the Closing Date at compensation not materially different from that in effect with Seller as of the Closing Date. Nothing contained herein shall in any way be construed so as to limit Buyer's absolute right to terminate such "at will" employees at any time for any reason (or for no reason) on or after the Closing Date.

               (b) Effective as of the Closing Date, Buyer shall assume the Retirement Plan for Employees of Seller, as amended (the "Seller Retirement Plan"), set forth on Schedule 4.16(a) and shall assume liability in respect of the liabilities and obligations incurred thereunder from and after the Closing Date in respect of the period from and after the Closing Date. Seller and Buyer agree to execute such additional documents and agreements (including, where relevant, an assumption agreement) as shall be necessary to cause the assumption of the Seller

     Retirement Plan and any trust thereunder by Buyer as of the Closing
     Date.

               (c) Buyer agrees that (i) for purposes of all of Buyer's employee benefit plans, as defined in Section 3(3) of ERISA and including, without limitation, all policies and employee fringe benefit programs of Buyer ("Buyer Plans") under which an employee's benefit depends, in whole or in part, on length of service, credit will be given for eligibility and vesting only (and not for benefit accrual) to employees of Seller as of the Closing Date who accept Buyer's offer of employment pursuant to Section 6.7(a) above for service granted by Seller under equivalent Seller Plans prior to the Closing Date (provided that such crediting of service does not result
                   --------
     in duplication of benefits) and (ii) to the extent possible under the terms of the Buyer Plans, to waive all pre-existing condition limitations related to any Buyer Plan with respect to those employees of Seller who are employed by Buyer as of the Closing Date. To the extent that such waiver of pre-existing condition limitations related to any Buyer Plan should not be possible, Buyer will assume such equivalent Seller Plan in order to provide continued applicable coverage.

               (d) Without the prior written consent of Buyer Parent, during the period from the date of this Agreement through the Closing Date, Seller and the Shareholder shall not amend, modify or change the Employment Agreement or the employment agreements between Seller and the Key Employees or agree to any arrangement to amend, modify or change any such agreements.

               Section 6.8  Further Assurances. Each party to this
                            ------------------
     Agreement shall execute such documents and other papers and perform such further acts as may be reasonably required to carry out the provisions hereof and the transactions contemplated hereby. After the Closing Date upon the request of Buyer or Buyer Parent, Seller shall promptly execute and deliver such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as Buyer or Buyer Parent may reasonably request to perfect title of Buyer to the Purchased Assets or otherwise to effectuate the purposes of this Agreement.

               Section 6.9  Efforts of Parties to Close.  During the period
                            ---------------------------
     from the date of this Agreement through the Closing Date, each party hereto shall use all reasonable efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the transactions contemplated hereby, including the execution and delivery of any documents, certificates, instruments or other papers that are reasonably required for the consummation of the transactions contemplated hereby. During the period from the date of this Agreement and continuing through the Closing, except as required by Applicable Law or with the prior written consent of the other parties to this Agreement, no party to this Agreement shall take any action which, or fail to take any action the failure of which to be taken, would, or could reasonably be expected to, (a) result in any of the representations and warranties set forth in this Agreement on the part of the party taking or failing to take such action being or becoming untrue in any material respect;
     (b) result in any conditions to the Closing set forth in Article VII not being satisfied; (c) result in a material violation of any provision of this Agreement; or (d) adversely affect or materially delay the receipt of any of the requisite regulatory approvals. Buyer Parent shall cause Buyer to take all actions necessary to perform and comply with all agreements, covenants and obligations of Buyer hereunder. The Shareholder shall cause Seller to take all actions necessary to perform and comply with all agreements, covenants and obligations of Seller hereunder.

               Section 6.10  Announcements.  Except for such statements and
                             -------------
     regulatory filings as may be required by Applicable Law or any Governmental Authority, no party (or any agent or Affiliate of a party) shall make any public statements, including, without limitation, any press releases, with respect to this Agreement and the transactions contemplated herein without the prior written consent of the other party (which consent may not be unreasonably withheld).

               Section 6.11  Access. Between the date of this Agreement and
                             ------
     the Closing Date, subject to any Applicable Laws relating to the exchange of information, Seller shall afford to Buyer and Buyer Parent and their authorized agents and representatives complete access, upon reasonable notice and during normal business hours, to all contracts, documents and information of or relating to the assets, liabilities, business, operations, personnel and other aspects of the business of Seller. Seller shall cause its personnel, attorneys and accountants to provide assistance to Buyer and Buyer Parent in Buyer's and Buyer Parent's investigation of matters relating to the Purchased Assets and Assumed Liabilities, including allowing Buyer and Buyer Parent and their authorized agents and representatives access to the Operating Site and data processing facilities; provided, however, that Buyer's
                                          --------  -------
     and Buyer Parent's investigation shall be conducted in a manner which does not unreasonably interfere with Seller's normal operations, customers, and employee relations. All such information and access shall be subject to the terms and conditions of the Confidentiality Agreement.

               Section 6.12  Regulatory Matters; Third Party Consents.
                             ----------------------------------------
                    (a) The parties to this Agreement shall cooperate with each other and use all reasonable efforts promptly to prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals, waivers and authorizations of all third parties and Governmental Authorities which are necessary or advisable to consummate the transactions contemplated by this Agreement (it being understood that Seller shall be responsible for using all reasonable efforts to obtain all such approvals, waivers and consents only from such parties with whom Seller is in contractual privity, including all investment advisory clients). If any required consent of or waiver by any third party (excluding any Governmental Authority) is not obtained prior to the Closing, or if the assignment of any Assumed Contract would be ineffective or would adversely affect any material rights or benefits thereunder so that Buyer or Buyer Parent would not in fact receive all such rights and benefits, the parties hereto, each without cost, expense or liability to the other (except as provided in Article VIII hereof), shall cooperate in good faith to seek, if possible, an alternative arrangement to achieve the economic results intended.

                    (b) Seller shall assist each of the Funds to prepare and file with the SEC as soon as is reasonably practicable a preliminary proxy statement, together with a form of proxy, to be used in connection with the meeting of the shareholders of each such Fund and, as promptly as practicable thereafter, subject to compliance with the rules and regulations of the SEC, definitive proxy statements with respect to such meetings shall be mailed to the shareholders of such Funds. Each such proxy statement shall comply as to form in all material respects with all Applicable Law.

                    (c) As promptly as practicable (but in no event later than ten Business Days after the date hereof), each of Seller and Buyer shall file any reports or notifications that may be required to be filed under the HSR Act with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice and shall cooperate with each other in connection with such filings or responses to requests for additional information.

                    (d) The parties to this Agreement agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the others apprised of the status of matters relating to completion of the transactions contemplated herein. The party responsible for a filing as set forth above shall promptly deliver to the other parties hereto evidence of the filing of all applications, filings, registrations and notifications relating thereto (except for any confidential portions thereof), and any supplement, amendment or item of additional information in connection therewith (except for any confidential portions thereof). The party responsible for a filing shall also promptly deliver to the other parties hereto a copy of each material notice, order, opinion and other item of correspondence received by such filing party from any Governmental Authority in respect of any such application (except for any confidential portions thereof). In exercising the foregoing rights and obligations, Buyer, Buyer Parent, Seller and the Shareholder shall each act reasonably and as promptly as practicable.

                    (e) Each party to this Agreement shall, upon request, furnish each other with all information concerning themselves, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of Buyer, Buyer Parent, Seller or the Shareholder to any Governmental Authority in connection with the transactions contemplated by this Agreement (except to the extent that such information would be, or relates to information that would be, filed under a claim of confidentiality).

                    (f) The parties to this Agreement shall promptly advise each other upon receiving any communication from any Governmental Authority whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any requisite regulatory approval will not be obtained or that the receipt of any such approval will be materially delayed or that the transactions contemplated hereby will become subject to additional conditions imposed by such Governmental Authority.

               Section 6.13  Notification of Certain Matters.  (a)  Each
                             -------------------------------
     party to this Agreement shall give prompt notice to the other parties of (i) the occurrence, or failure to occur, of any event or existence of any condition that has caused or could reasonably be expected to cause any of its representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect at any time after the date of this Agreement, up to and including the Closing Date, and (ii) any failure on its part to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. In connection with the Closing, Seller and Buyer and/or Buyer Parent will promptly supplement or amend the various Schedules to this Agreement to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Schedules or which is necessary to correct any information in such Schedules which was or has been rendered inaccurate thereby. No such supplement or amendment to the Schedules shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article VII hereof, or the compliance by any party hereto with its covenants and agreements set forth herein, or for purposes of determining any party's indemnification obligations pursuant to Article VIII hereof.

                    (b) During the period from the date of this Agreement to the Closing Date, Seller will, upon request, cause one or more of its designated representatives to periodically confer with representatives of Buyer and to report the general status of the ongoing operations of Seller. Seller will promptly notify Buyer of any material change in the conduct of the Business or in the operation of the properties of Seller and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of litigation involving Seller, and will keep Buyer fully informed of such events.

               Section 6.14  Expenses.  Except as otherwise expressly
                             --------
     provided herein, Buyer and Buyer Parent, on the one hand, and Seller and the Shareholder on the other hand, shall each bear their respective direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby. Notwithstanding the foregoing, the Buyer and Seller shall share equally all the costs and expenses of preparing, printing and mailing the proxy statements of the Funds and related solicitation expenses.

               Section 6.15  No Solicitation.  Neither the Shareholder nor
                             ---------------
     Seller will, and Seller will not cause or permit any of Seller's directors, officers, employees, representatives or agents (collectively, the "Representatives") to, directly or indirectly, (i) discuss, negotiate, undertake, authorize, recommend, propose or enter into, either as the proposed surviving, merged, acquiring or acquired corporation, any transaction involving a merger, acquisition, tender offer, consolidation, business combination, purchase or disposition of any capital stock or other equity interest in, or material assets of, Seller other than the transactions set forth in this Agreement (collectively, an "Acquisition Transaction"),
     (ii) solicit, initiate, facilitate, encourage, recommend, propose or in any way seek proposals or offers in respect of an Acquisition Transaction, (iii) furnish or cause to be furnished, to any Person, any information concerning the business, operations, properties or assets of Seller in connection with an Acquisition Transaction or (iv) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing. Seller will inform Buyer and Buyer Parent in writing immediately following the receipt by Seller or any Representative of Seller of any proposal or inquiry in respect of any Acquisition Transaction.

               Section 6.16  Clearwater Securities.  During the period from
                             ---------------------
     the date of this Agreement to the Closing Date, the Shareholder shall use all commercially reasonable efforts to cause Clearwater Securities, Inc. to wind down its services as a broker/dealer for Seller and Seller's clients. The Shareholder, during the period from the Closing Date and continuing through the seventh anniversary of the Closing Date, shall cause Clearwater Securities, Inc. not to engage in the business of being a broker/dealer, except with respect to personal trading of the Shareholder, his immediate family or the persons or entities set forth on Schedule A to the Employment Agreement .

               Section 6.17  Assets Under Management.  Seller shall (a) no
                             -----------------------
     later than one week after the date of this Agreement, deliver to Buyer and Buyer Parent a certificate indicating Base Assets Under Management and (b) at least two days before the Closing Date, deliver to Buyer and Buyer Parent a certificate indicating Closing Assets Under Management.

               Section 6.18  Post-Closing Activities of Buyer.  For such
                             --------------------------------
     time as Seller may be paid Additional Consideration pursuant to
     Section 2.6, Buyer Parent shall operate Buyer as a separate entity which shall conduct the Business so that any fees arising out of the Business are separated from other fees earned by Buyer and Buyer Parent; provided, however, that nothing contained herein shall
             --------  -------
     restrict Buyer Parent or Buyer from integrating its corporate accounting, fund accounting, administrative and shareholder services activities with the Business.

               Section 6.19  Marketing Expenses.  During the period ending
                             ------------------
     on the second anniversary of the Closing Date, Buyer and Buyer Parent shall expend not less than an aggregate of $7,000,000 in order to advertise, market and promote the funds.


                                   ARTICLE VII

                              CONDITIONS TO CLOSING

               Section 7.1  Conditions to Buyer's and Buyer Parent's
                            ----------------------------------------
     Obligations.  The obligations of Buyer and Buyer Parent to effect the
     -----------
     Closing shall be subject to the following conditions, any of which may be waived in writing by Buyer Parent:

                    (a) The representations and warranties of Seller and the Shareholder set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of determining the
                   --------  -------
     satisfaction of the condition contained in this Section 7.1(a), no effect shall be given to any exception in such representations and warranties relating to knowledge, materiality, or a Seller Material Adverse Effect, and such representations and warranties shall be deemed to be true and correct in all material respects only if the failure or failures of such representations and warranties to be so true and correct without regard to knowledge, materiality and Seller Material Adverse Effect exceptions do not represent in the aggregate a Seller Material Adverse Effect;

                    (b) Seller and the Shareholder shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing Date;

                    (c) Seller and the Shareholder shall each have delivered to Buyer a certificate, dated as of the Closing Date, one signed by the Shareholder and one signed on behalf of Seller by its Chief Executive Officer and Chief Financial Officer as to matters contained in paragraphs (a) and (b) of this Section 7.1;

                    (d) Seller shall have delivered to Buyer and Buyer Parent certificates indicating Base Assets Under Management and Closing Assets Under Management in accordance with Section 6.17;

                    (e) Buyer shall have received the opinion of Seller's and the Shareholder's counsel, dated the Closing Date, substantially in the form attached hereto as Exhibit 7.1(e);

                    (f) Seller shall have delivered to Buyer certified copies of Written Consents of the sole director and sole stockholder of Seller authorizing and approving the Agreement, the Employment Agreement and the employment agreements between Seller and the Key Employees;

                    (g) the Employment Agreement and at least three of those employment agreements between Seller and the Key Employees shall be in full force and effect and shall not have been breached or otherwise terminated by any party thereto; and

                    (h) since December 31, 1995, no event has occurred which has had, individually or in the aggregate with any other event occurring after such date, a Seller Material Adverse Effect.

               Section 7.2  Conditions to Seller's and the Shareholder's
                            --------------------------------------------
     Obligations.  The obligation of Seller or the Shareholder to effect
     -----------
     the Closing shall be subject to the following conditions, which may be waived in writing by Seller:

                    (a) the representations and warranties of Buyer and Buyer Parent contained in this Agreement shall be true in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of determining the satisfaction
     --------  -------
     of the condition contained in this Section 7.2(a), no effect shall be given to any exception in such representations and warranties relating to knowledge, materiality, or a Buyer Material Adverse Effect, and such representations and warranties shall be deemed to be true and accurate in all material respects only if the failure or failures of such representations and warranties to be so true and correct without regard to knowledge, materiality, and Buyer Material Adverse Effect exceptions do not represent in the aggregate a Buyer Material Adverse Effect;

                    (b) Buyer and Buyer Parent shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing Date;

                    (c)  Buyer shall have delivered to Seller a
     certificate, dated as of the Closing Date, signed on behalf of Buyer by its Chief Executive Officer and Chief Financial Officer confirming the satisfaction of the conditions contained in paragraphs (a) and (b) of this Section 7.2;

                    (d) Buyer Parent shall have delivered to Seller a certificate, dated as of the Closing Date, signed on behalf of Buyer Parent by its Chief Executive Officer and Chief Financial Officer confirming the satisfaction of the conditions contained in paragraphs
     (a) and (b) of this Section 7.2;

                    (e) Seller shall have received the opinion of counsel to Buyer and Buyer Parent, dated the Closing Date, substantially in the form attached hereto as Exhibit 7.2(e); and

                    (f) since December 31, 1995, no event has occurred which has had, individually or in the aggregate with any other event occurring after such date, a Buyer Material Adverse Effect.

               Section 7.3  Mutual Conditions.  The obligations of each
                            -----------------
     party to this Agreement to effect the Closing shall be subject to the following conditions, any of which may be waived in writing by both Seller and Buyer Parent:

                    (a) no order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect. No proceeding initiated by any Governmental Authority seeking an injunction shall be pending. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Authority which prohibits, restricts or makes illegal consummation of the transactions contemplated hereby;

                    (b) all regulatory approvals required to consummate the transactions contemplated hereby (including without limitation the purchase of the Purchased Assets and assumption of the Assumed Liabilities) shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired;

                    (c) in respect of the notifications of the parties hereto pursuant to the HSR Act, the applicable waiting period and any extensions thereof shall have expired or terminated; and

                    (d) the Board of Directors and shareholders of each Fund shall have approved a new Investment Company Advisory Agreement pursuant to the provisions of Section 6.2.


                                  ARTICLE VIII

                                 INDEMNIFICATION

               Section 8.1  Survival of Representations, Warranties and
                            -------------------------------------------
     Covenants.  All representations and warranties of the parties
     ---------
     contained in this Agreement, including any schedules made a part hereof, and any covenants or other agreements the performance of which is specified to occur on or prior to the Closing or the Closing Date, shall survive the Closing hereunder for a period of twelve months following the Closing Date, except for the representations and warranties set forth in (a) Section 4.16 (relating to Employee Benefit Plans and ERISA), which shall survive for a period of 18 months following the Closing Date, and (b) Section 4.18 and Section 5.14 (relating to Taxes), as brought down under Section 7.1 and Section 7.2, as the case may be, which shall survive for the period described in Section 9.7. Any covenant or other agreement herein any portion of the performance of which may or is specified to occur after the Closing shall survive the Closing hereunder indefinitely or for such lesser period of time as may be specified therein.

               Section 8.2  Obligations of Seller and the Shareholder.
                            -----------------------------------------
     From and after the Closing, each of Seller and the Shareholder hereby agree, jointly and severally, to indemnify, defend and hold harmless Buyer and Buyer Parent and their respective employees, officers, partners and other Affiliates from and against any and all Losses which any of them may suffer, incur or sustain arising out of, attributable to, or resulting from: (a) any inaccuracy in or breach of any of the representations or warranties of Seller and the Shareholder (other than Section 4.18 relating to Taxes which are covered in Article IX hereof) made in this Agreement (it being agreed that solely for purposes of establishing whether any matter is indemnifiable pursuant to this clause (a), the accuracy of the representations and warranties made by Seller or the Shareholder shall be determined without giving effect to the qualifications to such representations and warranties concerning "Seller's knowledge," "material," or "Seller Material Adverse Effect"); (b) any breach or nonperformance of any of the covenants or other agreements made by Seller or the Shareholder in or pursuant to this Agreement; and (c) the Excluded Assets or the Excluded Liabilities (whether arising out of, attributable to or resulting from events occurring before, on or after the Closing Date).

               Section 8.3  Obligations of Buyer and Buyer Parent.  From
                            -------------------------------------
     and after the Closing, each of Buyer and Buyer Parent hereby agree, jointly and severally, to indemnify, defend and hold harmless Seller and the Shareholder and their respective employees, officers, directors, partners and other Affiliates from and against any and all Losses which any of them may suffer, incur, or sustain arising out of, attributable to, or resulting from: (a) any inaccuracy in or breach of any of the representations and warranties of Buyer and Buyer Parent (other than Section 5.14 relating to Taxes which are covered in Article IX hereof) made in this Agreement (it being agreed that solely for purposes of establishing whether any matter is indemnifiable pursuant to this clause (a), the accuracy of the representations and warranties made by Buyer or Buyer Parent shall be determined without giving effect to the qualifications to such representations and warranties concerning "Buyer's knowledge," "material," or "Buyer Material Adverse Effect"); (b) any breach or nonperformance of any of the covenants or other agreements made by Buyer or Buyer Parent in or pursuant to this Agreement; and (c) the Purchased Assets or the Assumed Liabilities to the extent such Losses under this clause (c) arise out of, are attributable to or result from actions or inactions by Buyer or Buyer Parent after the Closing or from events occurring after the Closing.

               Section 8.4  Procedure.
                            ---------
                    (a)   Notice of Third Party Claims.  Any Indemnified
                          ----------------------------
     Party seeking indemnification for any Loss or potential Loss arising from a claim asserted by a third party against the Indemnified Party (a "Third Party Claim") shall give written notice to the Indemnifying Party specifying in detail the source of the Loss or potential Loss under Section 8.2(a)-(c) or 8.3(a)-(c), as the case may be. Written notice to the Indemnifying Party of the existence of a Third Party Claim shall be given by the Indemnified Party promptly after notice of the potential claim; provided, however, that the Indemnified Party
                          --------  -------
     shall not be foreclosed from seeking indemnification pursuant to this Article VIII by any failure to provide such prompt notice of the existence of a Third Party Claim to the Indemnifying Party except and only to the extent that the Indemnifying Party actually incurs an incremental out-of-pocket expense or otherwise has been materially damaged or prejudiced as a result of such delay.

                    (b)  Defense.  Except as otherwise provided herein, the
                         -------
     Indemnifying Party may elect to compromise or defend, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel (which counsel shall be reasonably satisfactory to the Indemnified Party), any Third Party Claim. If the Indemnifying Party elects to compromise or defend such Third Party Claim, it shall, within 30 days after receiving notice of the Third Party Claim (10 days if the Indemnifying Party states in such notice that prompt action is required), notify the Indemnified Party of its intent to do so, and the Indemnified Party shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Third Party Claim. If the Indemnifying Party elects not to compromise or defend against the Third Party Claim, or fails to notify the Indemnified Party of its election to do so as herein provided, or otherwise abandons the defense of such Third Party Claim, (i) the Indemnified Party may pay (without prejudice of any of its rights as against the Indemnifying Party), compromise or defend such Third Party Claim (until such defense is assumed by the Indemnifying Party) and
     (ii) the costs and expenses of the Indemnified Party incurred in connection therewith shall be indemnifiable by the Indemnifying Party pursuant to the terms of this Agreement. Notwithstanding anything to the contrary contained herein, in connection with any Third Party Claim in which the Indemnified Party shall reasonably conclude, based upon the written advice of its counsel, that (x) there is a conflict of interest between the Indemnifying Party and the Indemnified Party in the conduct of the defense of such Third Party Claim or (y) there are specific defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party and which could be materially adverse to the Indemnifying Party, then the Indemnified Party shall have the right to assume and direct the defense of such Third Party Claim. In such an event, the Indemnifying Party shall pay the reasonable fees and disbursements of counsel of the Indemnifying Party and one counsel to all the Indemnified Parties. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnified Party may settle or compromise any claim (however, if the sole settlement relief payable to a third party in respect of such Third Party Claim is monetary damages that are paid in full by the Indemnifying Party, the Indemnifying Party may settle such claim without the consent of the Indemnified Party) over the objection of the other, provided, however, that consent to
                                      --------  -------
     settlement or compromise shall not be unreasonably withheld by the Indemnified Party. In any event, except as otherwise provided herein, the Indemnified Party and the Indemnifying Party may each participate, at its own expense, in the defense of such Third Party Claim. If the Indemnifying Party chooses to defend any claim, the Indemnified Party shall make available to the Indemnifying Party any personnel or any books, records or other documents within its control that are reasonably necessary or appropriate for such defense, subject to the receipt of appropriate confidentiality agreements.

                    (c)  Miscellaneous.  The procedures set forth in
                         -------------
     Section 8.4(a)-(c) above shall apply solely with respect to Third Party Claims and shall not be deemed to apply to, or otherwise affect or limit, an Indemnified Party's rights under this Agreement with respect to any claim other than a Third Party Claim.

                    (d)  Notice of Non-Third Party Claims.  Any Indemnified
                         --------------------------------
     Party seeking indemnification for any Loss or potential Loss arising from a claim asserted by any party to this Agreement against the Indemnifying Party (a "Non-Third Party Claim") shall give written notice to the Indemnifying Party specifying in detail the source of the Loss or potential Loss under Section 8.2(a)-(c) or 8.3(a)-(c), as the case may be. Written notice to the Indemnifying Party of the existence of a Non-Third Party Claim shall be given by the Indemnified Party promptly after the Indemnified Party becomes aware of the potential claim; provided, however, that the Indemnified Party shall
                      --------  -------
     not be foreclosed from seeking indemnification pursuant to this
     Article VIII by any failure to provide such prompt notice of the existence of a Non-Third Party Claim to the Indemnifying Party except and only to the extent that the Indemnifying Party actually incurs an incremental out-of-pocket expense or otherwise has been materially damaged or prejudiced as a result of such.

               Section 8.5  Survival of Indemnity.  Notwithstanding
                            ---------------------
     anything to the contrary in this Article VIII, no Indemnified Party shall have any right to indemnification with respect to any matter as to which formal notice satisfying the requirements of Section 8.4(a) or 8.4(d) shall not have been provided by the Indemnified Party to the Indemnifying Party (a) prior to the first anniversary of the Closing Date if the right to indemnification arises from Section 8.2(a) or 8.3(a) or (b) prior to the sixth anniversary of the Closing Date if the right to indemnification arises from Section 8.2(b) or 8.3(b) or 8.3(c).

     Nothing contained herein shall limit in any way the period during which Buyer or Buyer Parent may seek indemnification from Seller or the Shareholder relating to the matters contained in Section 8.2(c); provided, however, that the foregoing is not intended to waive the
     --------  -------
     statute of limitations applicable to any such matter. Any matter as to which a claim has been asserted by formal notice pursuant to
     Section 8.4 and within the time limitation applicable by reason of the immediately preceding sentence that is pending or unresolved at the end of any applicable limitation period under this Article VIII or Applicable Law shall continue to be covered by this Article VIII notwithstanding any applicable statute of limitations (which the parties hereby waive) or the expiration dates set forth in the immediately preceding sentence of this Section 8.5 until such matter is finally terminated or otherwise resolved by the parties under this Agreement or by a court of competent jurisdiction and any amounts payable hereunder are finally determined and paid.

               Section 8.6  Minimum Losses.  Except for the indemnification
                            --------------
     obligations set forth in Section 8.2(c), Taxes subject to indemnification pursuant to Article IX, breaches of representations and warranties of Section 4.16 (relating to Employee Benefit Plans and ERISA), and Losses arising out of, attributable to or resulting from any failure by Buyer, Buyer Parent or any of their Affiliates to comply with Section 6.6, no party shall have any right to seek indemnification under this Agreement until Losses of such party and its Affiliates and the successors and assigns of such party and its Affiliates exceed $28,500,000, after which time only the aggregate amount of such Losses in excess of $28,500,000 shall be recoverable in accordance with the terms hereof.

               Section 8.7  Maximum Indemnification.  Except for the
                            -----------------------
     indemnification obligations set forth in Section 8.2(c), Taxes subject to indemnification pursuant to Article IX, and breaches of representations and warranties of Section 4.16 (relating to Employee Benefit Plans and ERISA), and except for Losses arising out of, attributable to or resulting from any failure by Buyer, Buyer Parent or any of their Affiliates to comply with Section 6.6, no party shall have any right to obtain an indemnification payment under this Agreement to the extent amounts received by such party and its Affiliates and the successors and assigns of such party and its Affiliates as indemnification payments hereunder exceed $400,000,000.

               Section 8.8  Subrogation.  The rights of any Indemnifying
                            -----------
     Party shall be subrogated to any right of action which the Indemnified Party may have against any other person with respect to any matter giving rise to a claim for indemnification hereunder.

               Section 8.9  Adjustments to Indemnification Obligations.
                            ------------------------------------------
     The amount which any Indemnifying Party is or may be required to pay any Indemnified Party pursuant to Section 8.2 or 8.3 hereof shall be reduced (including without limitation, retroactively) by any insurance proceeds or other amounts actually recovered by or on behalf of such Indemnified Party in reduction of the related Loss. If an Indemnified Party shall have received the payment required by this Agreement from an Indemnifying Party in respect of a Loss and shall subsequently actually receive insurance proceeds or other amounts in respect of such Loss, then such Indemnified Party shall pay to such Indemnifying Party a sum equal to the amount of such insurance proceeds or other amounts actually received (net of any expenses, other than the cost of carrying such insurance, in obtaining the same).

               Section 8.10  Exclusive Remedy.  To the extent not
                             ----------------
     prohibited by law and except for claims (x) of alleged fraud or deceit with respect to the purchase and sale of the Purchased Assets hereunder, (y) for breaches of the representations and warranties related to Taxes, and (z) any failure or prospective failure by Buyer, Buyer Parent or any of their Affiliates to comply with Section 6.6, this Article VIII shall provide the sole and exclusive remedy for any and all Losses, including, without limitation, those asserted by any federal, state, local or foreign governmental entity, third party, or former or present employee, but excluding those attributable to Taxes (herein referred to collectively as "Article VIII Losses"), sustained or incurred by the parties hereto to the extent such Article VIII Losses relate to matters set forth in Section 8.2(a) or (c) or 8.3(a) or (c) and Article IX shall provide the sole and exclusive remedy for any liabilities for Taxes. This Article VIII shall not restrict the ability of any party to seek specific performance of this Agreement or any provision hereof or any other form of equitable relief against any breach by any other party hereto. Nothing in this Article VIII shall limit the remedies available to an Indemnified Party to enforce its right to indemnification.


                                   ARTICLE IX

                                   TAX MATTERS

               Section 9.1  Tax Cooperation.  The parties to this Agreement
                            ---------------
     shall each: (a) cooperate in the preparation of any Tax

     Returns which the other is responsible for preparing and filing; (b) cooperate fully in preparing for any audits of, or disputes with taxing authorities regarding, any Taxes relating to the Purchased Assets; (c) make available to the other and to any taxing authority, as reasonably requested, all information, records, and documents with respect to Taxes relating to the Purchased Assets; (d) provide timely notice to the other in writing of any pending or threatened audits or assessments with respect to Taxes relating to the Purchased Assets which may result in a claim for indemnification under this Article IX or which otherwise could reasonably be expected to adversely affect such other party; and (e) furnish the other with copies of all correspondence received from any taxing authority in connection with any audit or information request with respect to Taxes relating to the Purchased Assets which may result in a claim for indemnification under this Article IX or which otherwise could reasonably be expected to adversely affect such other party. Any information obtained pursuant to this Section 9.1 shall be subject to Section 6.11 hereof.

               Section 9.2  Liability for Taxes.
                            -------------------
                    (a)  Liability of Seller and the Shareholder.  Each of
                         ---------------------------------------
     Seller and the Shareholder shall indemnify Buyer and Buyer Parent and its Affiliates and hold them harmless from and against Taxes of Seller, and all Losses (net of any tax benefits actually realized by the indemnified party as a result of the circumstances giving rise to such Losses) attributable to Taxes relating to the Purchased Assets
     (i) for all taxable periods ending on or before the Closing Date and the portion of any taxable period ending on the Closing Date that includes (but does not end on) the Closing Date (any such period, including a portion thereof, being referred to herein as a "Pre-Closing Period"), or (ii) incurred as a result of the transactions contemplated hereby.

                    (b)  Liability of Buyer and Buyer Parent. Buyer and
                         -----------------------------------
     Buyer Parent shall indemnify Seller and the Shareholder and hold them harmless from and against all Losses attributable to Taxes relating to the Purchased Assets for any taxable period ending after the Closing Date (except to the extent such taxable period began before the Closing Date, in which case Buyer's and Buyer Parent's indemnity shall cover only that portion of any such Taxes that is not attributable to the Pre-Closing Period or otherwise covered by the preceding paragraph).

               Section 9.3  Procedures Relating to Tax Claims.
                            ---------------------------------
                    (a) Except as provided in subparagraph (b) below, if a claim for Taxes shall be made by any taxing authority in writing (a "Tax Claim"), which, if successful, might result in an indemnity payment pursuant to Section 9.2 hereof, the parties shall pursue such Tax Claim in accordance with the procedures set forth herein. The contest of any Tax Claim that relates to the Purchased Assets for a taxable period ending on or before the Closing Date shall be controlled by Seller or the Shareholder; provided, however, that Buyer
                                              --------  -------
     or Buyer Parent shall be entitled to participate at their own expense in any such contest to the extent that its interest could be adversely affected by the contest or its outcome. The contest of any Tax Claim that relates to the Purchased Assets for a taxable period ending after the Closing Date shall be controlled by Buyer or Buyer Parent.

                    (b) The contest of any Tax Claim that relates to the Purchased Assets for a Straddle Period, as defined in Section 9.5 hereof, shall be controlled by Buyer or Buyer Parent. Seller and the Shareholder shall cooperate with Buyer and Buyer Parent in pursuing such contest. The costs and expenses incurred in connection with such contest shall be shared by Seller, the Shareholder, Buyer and the Buyer Parent in proportion to their respective liabilities as determined in such contest.

               Section 9.4  Filing Responsibility.  (a)  Seller shall
                            ---------------------
     prepare and file, or cause to be prepared and filed, on a timely basis (in each case, at its own cost and expense and consistent with past practice) all Tax Returns relating to the Purchased Assets for taxable periods ending on or prior to the Closing Date.

                    (b) Buyer shall prepare and file, or cause to be prepared and filed, on a timely basis (in each case, at its sole cost and expense) all other Tax Returns relating to the Purchased Assets, including Tax Returns, if any, for the Straddle Period, as defined in
     Section 9.5 hereof. In connection therewith, Seller and the Shareholder shall be liable for and shall pay any Taxes for which Seller and the Principals have agreed to indemnify Buyer and Buyer Parent pursuant to Section 9.2 hereof. Buyer shall provide Seller with copies of any such Tax Returns covering Taxes described in
     Section 9.2 at least 10 days prior to the due date thereof (giving effect to any extensions thereto) accompanied by a statement calculating Seller's indemnification obligation pursuant to Section
     9.2 hereof. Seller or the Shareholder shall pay to Buyer the amount of their indemnification obligation within 5 days of receiving copies of such Tax Returns.

     If the amount of Seller's and the Shareholder's indemnification obligation is in dispute, Buyer and Seller shall, within 10 days after Seller notifies Buyer of such dispute, select one Independent Accounting Firm acceptable to both parties to resolve the dispute. If the parties cannot agree on an Independent Accounting Firm within such period, each of Buyer and Seller shall, within 5 days after the expiration of such 10 day period, select an Independent Accounting Firm and the two Independent Accounting Firms shall select a third Independent Accounting Firm to resolve the dispute. Seller or the Shareholder shall pay the amount determined by the Independent Accounting Firm within 10 days of such determination. All costs and expenses relating to the engagement of the Independent Accounting Firm(s) shall be shared by Seller, the Shareholder, Buyer and Buyer Parent in proportion to their respective liabilities as determined thereby.

               Section 9.5  Apportionment of Taxes.  If for any federal,
                            ----------------------
     state, local or foreign purpose the taxable period of Seller that includes the Closing Date does not terminate on the Closing Date, to the extent permitted by law, Buyer shall elect with the relevant taxing authority to close such taxable year immediately before 11:59 p.m. Eastern Standard Time on the Closing Date. In any case where applicable law does not permit such election to be made, for any taxable period that includes (but does not end on) the Closing Date (a "Straddle Period"), the Taxes of Seller for the Pre-Closing Period shall be computed using an interim-closing-of-the-books method on the assumption that such taxable period ended on and included the Closing Date, except that (i) all standard deductions, exemptions, allowances, progressivity in rates and other similar items shall be apportioned to the Pre-Closing Period on a per-diem basis and (ii) real, personal and intangible property Taxes of Seller for any Straddle Period shall be apportioned among Buyer and Seller in accordance with the principles under Section 164(d) of the Code.

               Section 9.6  Refunds or Credits.  Refunds or credits of
                            ------------------
     Taxes relating to the Purchased Assets (i) for any taxable period ending on or before the Closing Date shall be for the account of Seller, and if received or utilized by Buyer or Buyer Parent, or any of its Affiliates, shall be paid to Seller within five (5) business days after Buyer or Buyer Parent, or any of its Affiliates, as the case may be, receives such refund or utilizes such credit, (ii) for any taxable period beginning after the Closing Date shall be for the account of Buyer or Buyer Parent, and if received or utilized by Seller, shall be paid by Seller to Buyer or Buyer Parent within five
     (5) business days after Seller receives such refund or utilizes such credit, and (iii) for any

     Straddle Period shall be apportioned among Seller and Buyer or Buyer Parent in accordance with Section 9.5 hereof.

               Section 9.7  Survival of Tax Claims.  Any claim to be made
                            ----------------------
     pursuant to this Article must be made within 90 days following the expiration (with valid extensions) of the applicable statute of limitations relating to the Taxes at issue.

               Section 9.8  Tax Elections.  No new elections with respect
                            -------------
     to Taxes, or any changes in current elections with respect to Taxes, affecting the assessment of the Purchased Assets for property tax purposes shall be made by, through or under Seller after the date of this Agreement without the prior written consent of Buyer or Buyer Parent.

               Section 9.9  Withholding.  Seller agrees to transfer to
                            -----------
     Buyer any Records (including, but not limited to, Forms W-4 and Employee Withholding Allowance Certificates) relating to withholding and payment of income and employment taxes (Federal, state and local) and FICA taxes with respect to wages paid by Seller during the 1996 calendar year to employees retained by Buyer or Buyer Parent. Buyer or Buyer Parent agrees, to the extent permitted by applicable law, to provide such employees with Forms W-2, Wage and Tax Statements for the 1996 calendar year setting forth the wages and taxes withheld with respect to such employees for the 1996 calendar year by Seller and Buyer or Buyer Parent as predecessor and successor employers, respectively. Seller and Buyer or Buyer Parent also agree to comply with the filing requirements set forth in Revenue Procedure 84-77 to implement this Section.

               Section 9.10  Purchase Price Allocation.  Buyer or Buyer
                             -------------------------
     Parent shall, within thirty (30) days after the Closing, reasonably determine the allocation of the Purchase Price for tax purposes under
     Section 1060. Buyer or Buyer Parent shall provide Seller written notice of Buyer or Buyer Parent allocation of the Purchase Price and the parties shall act in accordance therewith for all purposes.

               Section 9.11  Transfer Taxes.  All transfer, sale and
                             --------------
     similar Taxes arising from the transactions contemplated hereby shall be borne by and the responsibility of Seller.

                                    ARTICLE X

                              TERMINATION/SURVIVAL

               Section 10.1  Termination.   (a)  This Agreement may be
                             -----------
     terminated on or prior to the Closing Date as follows:

                    (i)  by written consent of Seller and Buyer Parent;

                   (ii) by Seller or Buyer Parent if it reasonably concludes that a condition to its obligation to close set forth in Section 7.3 (or 7.1 or 7.2, as the respective case may be) cannot be satisfied prior to the date set forth in Section 10.1(a)(vi) below;

                  (iii) by Seller if there shall have been a breach by Buyer or Buyer Parent, or by Buyer Parent if there shall have been a breach by Seller or the Shareholder, of any of their representations and warranties set forth in this Agreement, which breach would entitle the party receiving such representation or warranty not to consummate the transactions contemplated hereby under Section 7.1(a) (in the case of a breach of representation or warranty by Seller or the Shareholder) or Section 7.2(a) (in the case of a breach of representation or warranty by Buyer or Buyer Parent), which breach shall not have been cured within 20 Business Days following receipt by the breaching party of written notice of such breach from Buyer, Buyer Parent, Seller or the Shareholder;

                   (iv) by Seller if there shall have been a material breach by Buyer or Buyer Parent, or by Buyer Parent if there shall have been a material breach by Seller or the Shareholder, of any of their covenants or agreements set forth in this Agreement, which breach shall not have been cured within 20 Business Days following receipt by the breaching party of written notice of such breach from Seller or Buyer Parent, as the case may be;

                    (v) by any of the parties hereto if the Applicable Ratio is less than 80; and

                   (vi) by any of the parties hereto, if the Closing has not occurred on or before December 31, 1996 (unless such date is extended by mutual agreement of all the parties hereto).

               Notwithstanding Section 10.1(a)(ii)-(vi) hereof, a party who is or whose Affiliate is in material breach of any of its obligations or representations and warranties hereunder shall not have the right to terminate this Agreement pursuant to Section 10.1(a)(ii)-(vi).

                    (b) The termination of this Agreement shall be effectuated by the delivery by the party terminating this Agreement to each other party of a written notice of such termination. If this Agreement so terminates, it shall become null and void and have no further force or effect, except as provided in Section 10.2.

               Section 10.2  Survival After Termination.  If this Agreement
                             --------------------------
     is terminated in accordance with Section 10.1 hereof and the transactions contemplated hereby are not consummated, this Agreement shall become void and of no further force and effect, except for the provisions of 6.10 and 6.14. None of the parties hereto shall have any liability in the event of a termination of this Agreement, except to the extent that such termination results from the violation by such party of any of its obligations under this Agreement or any agreement made as of the date hereof or subsequent thereto pursuant to this Agreement.


                                   ARTICLE XI

                                  MISCELLANEOUS

               Section 11.1  Amendments; Extension; Waiver.  This Agreement
                             -----------------------------
     may not be amended, altered or modified except by written instrument executed by all of the parties hereto.

               Section 11.2  Entire Agreement.  This Agreement (including
                             ----------------
     Schedules, certificates and lists referred to herein, and any documents executed by the parties simultaneously herewith or pursuant thereto) constitutes the entire agreement of the parties hereto, except as provided herein, and supersedes all prior agreements and understandings, written and oral, among the parties with respect to the subject matter hereof. If there are any conflicts or inconsistencies between this Agreement and the exhibits attached hereto, this Agreement shall control.

               Section 11.3  Interpretation.  When a reference is made in
                             --------------
     this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrases "the date of this Agreement," "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the first paragraph of this Agreement.

               Section 11.4  Severability.  Any term or provision of this
                             ------------
     Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

               Section 11.5  Notices.  All notices and other communications
                             -------
     hereunder shall be in writing and shall be deemed given if (a) delivered in person, (b) transmitted by telecopy (with written confirmation), (c) mailed by certified or registered mail (return receipt requested) or (d) delivered by an express courier (with written confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          If to Seller or the Shareholder:

               Heine Securities Corporation
               51 John F. Kennedy Parkway
               Short Hills, New Jersey 07078
               Attention:  Michael F. Price, President
               Telecopy: 908-912-2184

          With a copy to:

               Skadden, Arps, Slate, Meagher & Flom
               919 Third Avenue
               New York, New York  10022
               Attention:  Philip H. Harris, Esq.
               Telecopy:   (212) 735-2000

          If to Buyer or Buyer Parent:

               Franklin Resources, Inc.
               777 Mariners Island Boulevard
               San Mateo, California  94404
               Attention:  Martin L. Flanagan, Senior Vice President
               Telecopy:   (415) 312-5707

                    -and-

               Attention:  Leslie M. Kratter, Esq., Vice President
               Telecopy:   (415) 312-4937

          With copies to:

               Templeton Worldwide, Inc.
               500 East Broward Boulevard
               Suite 2100
               Ft. Lauderdale, Florida  33394-2091
               Attention:  Charles E. Johnson, President
               Telecopy:   (305) 527-7329

                    -and-

               Weil, Gotshal & Manges LLP
               767 Fifth Avenue
               New York, New York 10153
               Attention:  Jeffrey E. Tabak, Esq.
               Telecopy:   (212) 310-8007

               Section 11.6  Binding Effect; No Third Party Beneficiaries;
                             ---------------------------------------------
     No Assignment.  This Agreement shall inure to the benefit of and be
     -------------
     binding upon the parties hereto and their respective successors and assigns. Nothing in this Agreement is intended or shall be construed to confer upon any entity or person other than the parties hereto and their respective successors and permitted assigns any right, remedy or claim under or by reason of their Agreement or any part hereof. This Agreement may not be assigned by any of the parties hereto without the prior written consent of each of the other parties hereto; provided,
                                                                --------
     however, that Buyer and Buyer Parent may assign all of the right to
     -------
     acquire the Purchased Assets and Purchased Liabilities to any of their directly or indirectly owned subsidiaries or to any of their Affiliates at any time without the consent of Seller and the Shareholder.

               Section 11.7  Counterparts.  This Agreement may be executed
                             ------------
     in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement, it being understood that all of the parties need not sign the same counterpart.

               Section 11.8  Governing Law.  This Agreement, the legal
                             -------------
     relations between the parties and the adjudication and the enforcement thereof, shall be governed by and interpreted and construed exclusively in accordance with the substantive laws of the State of Delaware, without regard to applicable choice of law provisions thereof.

               Section 11.9  Service; Jurisdiction.  Each of the parties
                             ---------------------
     hereto agrees to: (i) the irrevocable designation of the Secretary of State of Delaware as its agent upon whom process against it may be served and (ii) the exercise of personal jurisdiction over it by the Courts of the State of Delaware or the United States District Court for the State of Delaware in any action brought in respect of matters arising hereunder and within the subject matter jurisdiction of such courts.

               Section 11.10  Specific Performance.  Seller, the
                              --------------------
     Shareholder, Buyer and Buyer Parent each acknowledge that, in view of the uniqueness of the Business and the transactions contemplated by this Agreement, each party would not have an adequate remedy at law for money damages in the event that the covenants to be performed after the Closing Date have not been performed in accordance with their terms, and therefore agree that the other parties shall be entitled to specific enforcement of the terms hereof in addition to indemnification hereunder and any other equitable remedy to which such parties may be entitled.

               Section 11.11  WAIVER OF JURY TRIAL AND PUNITIVE DAMAGES.
                              -----------------------------------------
     AFTER THE CLOSING DATE, THE PARTIES TO THIS AGREEMENT AGREE TO WAIVE ANY RIGHT TO A JURY TRIAL AS TO ALL DISPUTES AND ANY RIGHT TO SEEK PUNITIVE DAMAGES.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                                   HEINE SECURITIES CORPORATION


                                   By:  /s/ Michael F. Price
                                        -----------------------------------
                                        Name:  Michael F. Price
                                        Title: President



                                   /s/ Michael F. Price
                                   ----------------------------------------
                                   Michael F. Price


                                   ELMORE SECURITIES CORPORATION


                                   By:  /s/ Martin L. Flanagan
                                        -----------------------------------
                                        Name:  Martin L. Flanagan
                                        Title: Senior Vice President


                                   FRANKLIN RESOURCES, INC.


                                   By:  /s/ Martin L. Flanagan
                                        -----------------------------------
                                        Name:  Martin L. Flanagan
                                        Title: Senior Vice President

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